SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FORM 8-K/A - 2
                                 Amendment No. 2

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: December 7, 2011


                                EARN-A-CAR, INC.
             (Exact name of Registrant as specified in its charter)

             Nevada                       333-165301              27-1320213
   (State or other jurisdiction          (Commission            (IRS Employer
of incorporation or organization)        File number)        Identification No.)

                            Office 1 The Falls Centre
                           Corner Great North and Webb
                             Northmead, Benoni 1522
                            Republic of South Africa
               (Address of principal executive offices) (Zip Code)

      (Registrant's Telephone Number, Including Area Code) +27 11 425 1666

                        Victoria Internet Services, Inc.
                              2470 East 16th Street
                            Brooklyn, New York 11235
          (Former Name or Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
ITEM 5.01  CHANGES IN CONTROL OF REGISTRANT
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 5.06  CHANGE IN SHELL COMPANY STATUS

All share and per share numbers in the narrative portion of this report reflect a 50 for 1 forward stock split resulting from the filing of a certificate of amendment to our articles of incorporation on November 14, 2011 which is reported in Item 3.01 of this report. We have applied to FINRA for the necessary clearances to effect this forward stock split, but these have not been received.

On December 7, 2011, a simultaneous execution and closing was held under an Agreement and Plan of Reorganization (the Plan"), by and among Victoria Internet Services, Inc.(the "Company" "us" "we" ), Leon Golden (our then principal shareholder) ("Golden") and Earn-A-Car (PTY), LTD., a corporation organized under the laws of the Republic of South Africa ("EAC") and Depassez Investments Ltd, a Seychelles corporation ("DPL"), owned by Graeme T. Hardie (our new principal shareholder) ("Hardie").

Under the Plan DPL acquired 78,500,000 shares of our common stock from Golden for $150,000 and the balance of Golden's 205,000,000 shares were submitted to the transfer agent for cancellation and DPI contributed all of the shares of EAC to the Company so that EAC became a wholly owned subsidiary of the Company and the business of the Company is now the business of EAC. Mr. Golden also resigned as an officer and director of the Company and John C Storey ("Storey") and Hardie were elected our directors and Storey was appointed our CEO and President with Hardie being appointed our Chairman of the board. Also, Bruce J Dunnington became CFO of EAC. As a result of the Plan, there was a change in control of the company, Further, the company has decided to abandon its former business focused on tax preparation and will in future concentrate solely on the business of EAC. At closing, based upon their respective due diligence, the parties have waived the delivery of schedules provided in the Plan.

BUSINESS OF EAC.

EAC was incorporated in South Africa on July 2, 2005, and is primarily engaged in the business of the rental of vehicles to retail customers on a monthly basis through its leased premises in Johannesburg in the country of South Africa. On July 18, 2011, its name was changed from "Easy Cars Rental and Sales (PTY) Ltd." to "Earn-A-Car (PTY) Ltd.". EAC's business strategy is to enter car rental agreements that allow the renter to return the car at any time. The key differentiator to a normal car rental is that it gives customers a cash back bonus on termination of the rental agreement for each month that the customer is in good standing with EAC. This cash back along with a significant up-front administration fee is sufficient cash to allow the customer to buy the car or similar car of his choice from EAC at the end of approximately 4 years.. EAC's vehicles are equipped with immobilizing and positioning devices to protect the company if rental payments are not current. EAC's business model is to rent to persons whose financial credit would not ordinarily allow them to finance the purchase of an automobile. Because we are renting automobiles rather than financing the sale thereof, we are not subject to certain South African financial regulatory schemes that generally apply to the automobile finance industry. The business currently owns approximately 450 cars and intends to grow this number significantly. Rental fees exceed 6% of vehicle carrying value per month. EAC sources its vehicles from auctions, corporate de-fleeting, private individuals and motor dealerships. It only buys pre-owned vehicles to avoid the new car premium (approximately 33%) and often buys 6 year old cars. (There is a steep reduction in the price of older cars as South African banks will not finance cars older than 5 years).

EAC also sells pre-owned vehicles to retail customers through its same stores. This secondary activity is a result of our need to dispose of our older vehicles rather than a business activity in its own right and allows us to recoup at least the carrying value of older vehicles. Profits from this activity are not material.

EAC has no other businesses.

INDUSTRY OVERVIEW

Vehicle sales in South Africa were as high as 650,000 units in 2006, but have declined in subsequent years first as a result of high interest rates in late 2008 as a result of general world economic conditions. Management believes that these factors have led to a pent up demand for new vehicles and this demand is reflected by the fact that automobile sales grew 11.7% in November 2011 as compared to November 2010 and were 49,499 units (Source www.automotiveworld.com
- parts of this site require a subscription). This represents an annualized rate of almost 600,000 vehicles.. More importantly to EAC, Nearly 40% of all credit rated South Africans are blacklisted at credit bureaus and are consequentially unable to access typical car finance (http://www.iol.co.za/news/south-africa/6-5 m-south-africans-blacklisted-1.391637), This is the market that EAC is designed to service. We believe that we offer blacklisted car buyers with an opportunity to own a car that is not ordinarily available for persons with poor credit history. Currently the business is able to only able to supply 1/70 of its enquiries derived from marketing costs of approximately $2,000 per month.

OUR BUSINESS MODEL

We rent cars on a basis where the customer may return the car to us at any time on one calendar month's notice. However, we charge significant administrative and rental fees at the inception of the rental (about 20% of the cost to ourselves of the car and a further approximately 6% being the first months rental in advance). This means that persons that rent cars from us, although under no legal obligation to do so, will generally be persons that have a genuine long term interest in acquiring the car. Our cars are equipped so that a when a customer does not pay the monthly rental we can turn off the car. In our history of renting out over 400 cars for more than 3 years, we have only lost 3 vehicles, these to professional car thieves, never to a client. Our renters receive loyalty cash bonuses from us for every competed calendar month that they rent the car of approximately $40 - $70 per month and this cash loyalty bonus can be used to purchase the car from us when they cease to rent the car. Along with their up-front administration fee, they normally have enough loyalty cash bonus to purchase the car after 4 years depending on the carrying value of the car (We guarantee that the loyalty bonus and the application of the 20% up front administration fee to the purchase price will be sufficient for our renter to purchase the car typically after four years.) . Should they terminate the rental before this point, EAC first uses the cash bonus to refurbish any damage on the car beyond fair wear and tear and will then pay the client the remaining bonus in cash. The up-front administration fee is never refunded. Renters are allowed to drive 3,500km (about 2,200 miles) a month and subsequently pay an additional 15c a km (25c/mile) on any overage. The customers' credit rating is also improved while they rent a car from EAC as their payment record is provided to credit bureaus. Because we are a car rental company and not a bank and merely rent cars, we believe that we are not subject to the Banks Act or the National Credit Act and this allows us to keep our rental to own program competitive and get our vehicles back easily if nonpayment occurs. We believe that our model, which offers a path to car ownership for persons with compromised credit, has potential for significant growth however there is no guarantee that our model will do so. We are currently only able to service a very small fraction of the enquiries that we receive. This is due to the limited number of vehicles that we own presently. We currently receive over 2,000 enquires a month for approximately 20 cars. We would service a greater number of the enquiries we receive if we had the capital resources to enlarge our rental fleet.

We operate our own repair and reconditioning facilities to refurbish our cars returned to us or pre-owned cars purchased by us prior to renting out. This allows us to better control the costs of such reconditioning of returned or purchased cars and believe this allows us significant savings. We have 5 mechanics, an auto-electrician and support staff.

COMPETITION

We compete with other car rental companies, car leasing companies and banks. However, we believe that our operations, which we believe are not subject to the Banks Act or the National Credit Act, allow us to operate without direct competition in the market of persons with less than ideal credit histories who wish to acquire a car.

PROPERTIES

We currently rent our offices and workshop on a month to month basis at a cost of R24,000 ($3,200) for our offices and R10,000 ($1,325) per month for our repair facility (which we share with an unaffiliated party). We expect to double this space as we grow if our business continues to grow and we enlarge our fleet of rented cars. We believe that suitable additional space is available in the vicinity of our present facilities at a reasonable cost.

EMPLOYEES

As of December 11, 2011, we have 26 employees of whom 4 are executive, 4 are in sales 8 are clerical and 10 are engaged in automobile repairs. Our employees are (are not) covered by a collective bargaining agreement and we consider our employee relations to be good. While we expect our business volumes to increase, we do not expect to have to increase staff significantly in the near future.

MARKETING

We market through Google on the internet, referrals and word of mouth. Total advertising expenditure is normally around $2,000 per month. We also pay approximately $50 to any person who provides us with a referral that results in a Lease. Our company website (www.earnacar.co.za) allows potential clients to register their interest online after which our sales staff make contact. Our sales staff are incentivized with roughly 80% of remuneration being variable commission.

INSURANCE

We maintain comprehensive insurance on all cars but have an excess of R50,000 (about $6,500). Our average car is worth $8,600, so most of our cars are self insured. EAC covers the cost of repairs to its cars where a client has a bona fide accident. Should the accident be caused, for example, by speeding or driving under the influence, we attempt to recover the cost of the damage to our cars from our client and do not return the car to them when it has been repaired. Should the driver cause damage to another vehicle or individual, the driver is held responsible in South Africa, not EAC. Consequentially, there is no need for insurance for third party liability as may be imposed on owners of cars in accidents potentially in the USA. The costs to EAC of providing their clients with this comprehensive accident damage warrantee or self-insurance are less than $50 per month, less than half what a vehicle insurer would charge.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table sets forth the name, age and position of each of our directors and executive officers.

          Name          Age                        Position
          ----          ---                        --------

Graeme Thomas Hardie    67  Chairman of the Board, Director (less than 1 year)

John Clifford Storey    50   President and CEO for the Company; Director, (less
                             than 1 year)

Bruce Dunnington        50   CFO for the Company; (less than 1 year)

The following is a brief description of the principal occupation and recent business experience of each of our directors and executive officers:

DR GRAEME HARDIE: CHAIRMAN

Dr Graeme Hardie has held the position of Chairman of Earn-A-Car Inc. since December 2011. Dr. Hardie is currently self-employed as a businessman and Architect. Dr. Hardie has been Chairman of the Board of Directors since the company's plan of reorganization in December of 2011. He became a director at the same time.

JOHN STOREY: PRESIDENT & CEO

John Storey has held the position of President and CEO since December of 2011, the month the company entered into plan of reorganisation and merger with Earn-A-Car (Pty) Ltd, the South African Vehicle Rental Company. Prior to that, Mr. Storey was the Managing Director of m Cubed Capital, a South African listed company. He became a director in December 2011.

John Storey is a South African Chartered Accountant and Member of South African Chartered Institute of Accountants, Chartered member of the Institute of Bankers in South Africa, has a Master of Business Administration and Institute of Marketing Management Diploma

BRUCE DUNNINGTON: CFO

Bruce Dunnington has held the position of CFO of Earn-A-Car Inc. since December of 2011. Prior to that, Mr. Dunnington was the Managing Director of Automated Outsourcing Services Limited (South African company) a large, high volume administrator.

Bruce Dunnington holds the following professional certifications;  South African
Chartered   Accountant  and  Member  of  South  Africa  Institute  of  Chartered
Accountants, Fellow member of the Chartered Institute of Management Accountants

COMPENSATION OF DIRECTORS

The Board of Directors may compensate directors for their services as such. The Board of Directors may also provide for the payment of all travel and out-of-pocket expenses in connection with Directors' attendance at Board meetings. Each board member serves for a one-year term until elections are held at each annual meeting.

Beginning December 1, 2011 The Chairman of Board of Directors shall be paid $8,000 per year.

Directors are elected at the Company's annual meeting of Stockholders and serve for one year until the next annual Stockholders' meeting or until their successors are elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board. The Company may reimburse all Directors for their expenses in connection with their activities as directors of the Company.

FAMILY RELATIONSHIPS

There are no family relationships amongst our management and directors, except that Graeme Hardie is John Storey's uncle.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Commission or the commodities futures trading commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

DIRECTOR INDEPENDENCE

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of "independent directors."

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Not  applicable.

CODE OF ETHICS

The Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer or controller or persons performing similar functions. Such Code of Ethics is filed as Exhibit 14.1 hereto.

                         EXECUTIVE OFFICER COMPENSATION

The following Summary Compensation Table shows the compensation awarded to or earned by our Chief Executive Officer and other most highly compensated executive officers for fiscal 2011. The persons listed in the following Summary Compensation Table are referred to herein as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                                                      Change in
                                                                                       Pension
                                                                                      Value and
                                                                     Non-Equity      Nonqualified
 Name and                                                            Incentive         Deferred
 Principal                                    Stock       Option        Plan         Compensation     All Other
 Position       Year   Salary($)  Bonus($)   Awards($)   Awards($)  Compensation($)   Earnings($)   Compensation($)  Total($)
 --------       ----   ---------  --------   ---------   ---------  ---------------   -----------   ---------------  --------
-
John Storey     2011    [1]          0           0           0            0                0               0            0
President                            0           0           0            0                0               0            0
& CEO

Bruce
Dunnington      2011    [1]          0           0           0            0                0               0            0
CFO                                  0           0           0            0                0               0            0

----------
[1] The officers of the company are currently considered "at-will" employees. The company has no compensation agreements with these officers; however simple compensation arrangements have been made and summarized as follows:

John Storey is currently under an arrangement to receive no compensation as President and CEO of the company. No other compensation arrangements have been made with Mr. Storey at this time. Mr. Storey is currently retained as a consultant, and acting President &CEO for the company. He has waived further compensation at this time.

Bruce Dunnington is currently under an arrangement to receive no compensation as CFO of the company. No other compensation arrangements have been made with Mr. Dunnington at this time. Mr. Dunnington is currently retained as a consultant, and acting CFO for the company. He has waived further compensation at this time.

The President and CFO of the company have forgone salaries to an undetermined later date defined as some point in the future when the company is in better financial position to afford salary payments. The major shareholder (not EAC) has agreed to incentivise the President and CFO when the company meets certain milestones, which have not yet been finalised. This is expected to be agreed before the end of the next accounting period and will include options underwritten by the major shareholder and a cash salary from the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

None.

OPTION EXERCISES AND STOCK VESTED TABLE

None.

PENSION BENEFITS TABLE

None.

NONQUALIFIED DEFERRED COMPENSATION TABLE

None.

ALL OTHER COMPENSATION TABLE

None.

PERQUISITES TABLE

None.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

None.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

PRINCIPAL STOCKHOLDERS

  The following table sets forth information regarding beneficial ownership of our common stock as of December 9, 2011 by (i) any person or group with more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all such executive officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, Office 1 The Falls Centre, Corner Great North and Webb, Northmead, Benoni 1522, Union of South Africa. Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them.

Name and Address of                             Amount and Nature of     Percent
 Beneficial Owner              Office              Beneficial Owner     of Class
 ----------------              ------              ----------------     --------

John Storey                   Director, CEO,                  0            0%
                              President

Graeme Hardie                 Chairman of the        78,750,000(1)      70.0%(1)
210 Rutgers Place             Board and a
Nutley, New Jersey 07110      Director,
                              Secretary, Treasurer

Bruce Dunnington              COO                             0            0%

Depassez Investments Ltd      --                     78,750,000(1)      70.0%(1)

All Officers and Directors                           78,750,000(1)      70.0%(1)
 as a group (3 Persons)

----------
(1) Depassez Investments Ltd is a Seychelles corporation and holds these shares. Mr. Hardie owns all of the shares of Depassez Investments Ltd and accordingly, is the indirect owner of these shares.

The Company does not have any change of control or retirement arrangements with its executive officers.

CHANGES IN CONTROL

We know of no contractual arrangements which may at a subsequent date result in a further change of control in the Company.

MANAGEMENTS DISCUSSION AND ANALYSIS

FY ended February 28, 2011 v. FY ended February 28, 2011

Revenues increased modestly from $2,033,805 in FY 2010 to $2,137,606 in FY 2011 or by $103,801 or 5% as our ability to expand our operations was limited by capital constraints. We adopted various operating efficiencies which allowed us to reduce our expenses from $1,767,834 in FY 2010 to $1,737,041 in FY 2011, a decrease of $30,793 or approximately 1.6%. As a result of increased revenue and decreased expenses, net income increased from $266,416 in FY 2010 to $400,720 in

FY 2011 or by $134,304 or 50.4%. If we are to grow, we must increase our level of operations in terms of automobiles rented as well as our marketing effort. This may cause periodic fluctuations in our results.

Q2 FY ending February 2, 2012 v. Q2 FY ended February 28, 2011

Revenues increased from $504,189 in Q2 of FY 2011 to $632,729 in Q2 of FY 2012 or by $119,320 or 23.7% as our ability to expand was enhanced by our increased investment capital and we expanded our marketing effort. We continued to benefit from various operating efficiencies, however, we also strove to increase our overall level of operations. As a result, our operating expenses rose from $253,909 in Q2 of FY 2011 to $528,476 in Q2 of FY 2012 or $174,567 or 49.3%. As
a result of increases in expense exceeding increases in revenue, net income declined from $150,280 in Q2 of FY 2011 to $95,033 in Q2 of FY 2012. As we continue to seek to expand our operations, we anticipate continued fluctuations in our results. We make a gross profit of approximately $250 per car per rented car per month. Management do not expect overheads to increase significantly should the fleet increase.

LIQUIDITY AND CAPITAL RESOURCES

We had total current assets of $192,999 at August 31, 2011. While this is sufficient for our current needs, this is not sufficient to expand our operations and meet demand. The bulk of our assets are $2,597,691 in revenue earning vehicles. While we could continue to operate at present levels without a capital infusion, we have become a public company in the United States in an effort to access capital markets to expand our current operations in the Johannesburg area. We are working on the assumption that we will be able to raise additional capital to allow our planned expansion. We are planning to raise approximately $3.5m in asset based finance over the next 3 months . This would enable us to settle some expensive debt of up to $1,5m and acquire approximately 400 additional cars. If we are able to demonstrate continued positive results we believe that we will be able to raise additional capital privately in subsequent periods. For each $1m raised we are able to acquire approximately 125 additional cars. We have no present commitments to raise any capital and there is no assurance that we will be able to do so on acceptable terms.

RISK FACTORS

This report includes forward-looking statements about our business and results of operations that are subject to risks and uncertainties. See "Forward-Looking Statements," above. Factors that could cause or contribute to such differences include those discussed below. We have discussed all known material risks below, however, we may also be subject to additional risks and uncertainties not presently known to us or that we currently deem immaterial. If any of these known or unknown risks or uncertainties actually occur, our business could be harmed substantially.

RISKS RELATED TO OUR FINANCIAL CONDITION AND OUR BUSINESS

RISKS RELATED TO THE COSTS OF RUNNING A PUBLIC COMPANY

The costs of running a public company, including hiring additional staff, professional fees and filing and printing are expected to average around $70,000 per year This will affect our cost structure and the costs of running the business.

RISKS CONCERNING RELATED PARTY LOANS

There were $144,302 in loans to management at our reporting date. As of the date of this filing all of these loans have been repaid. In addition, all loans from related parties to EAC have also been repaid.

PLANS FOR ADDITIONAL FINANCING.

As at August 31, 2011, we had $120,822 cash on hand. These cash resources are not sufficient for us to execute our expansion plan which entails an additional $7million over the next two years. We have recently negotiated a credit line of $2million for asset based finance on favorable terms. The board will continually seek additional financing opportunities which it believes are in the best interests of the Company and its shareholders. If we do not generate sufficient cash from our intended financing activities and sales, we will be unable to operate our business at expanded levels which management believes would benefit shareholders. If we are able to arrange debt or equity financing it may be on terms that are not beneficial to our shareholders. Any financing that we do receive may dilute the interests of our current shareholders. We do not have any agreements with any financing source to obtain financing on any particular terms.

We are planning to raise approximately $3.5m in asset based finance over the next 3 months. This would enable us to settle some expensive debt of up to $1,5m and acquire approximately 400 additional cars. If we are able to demonstrate continued positive results we believe that we will be able to raise additional capital privately in subsequent periods. For each $1,000,000 raised we plan to acquire approximately 125 additional cars. We have no present commitments to raise any capital and there is no assurance that we will be able to do so on acceptable terms.

IF WE ARE UNABLE TO CONTINUE TO RETAIN THE SERVICES OF JOHN STOREY OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED MANAGERIAL AND COMPANY PERSONNEL, WE MAY NOT BE ABLE TO CONTINUE OPERATIONS.

Our success depends to a significant extent upon the continued services of John Storey our CEO and President. The loss of the services of Mr. Storey could have a material adverse effect on our growth, revenues, and prospective business. Mr. Storey does not have an employment agreement with us. We do not have a "key person" life insurance policy on Mr. Storey.

In order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and company personnel having experience in car rental operations. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

IF WE CANNOT EFFECTIVELY MANAGE OUR INTERNAL GROWTH, OUR BUSINESS PROSPECTS, REVENUES AND PROFIT MARGINS MAY SUFFER.

If we fail to effectively manage our internal growth in a manner that minimizes strains on our resources, we could experience disruptions in our operations and ultimately be unable to generate revenues or profits. We expect that we will need to significantly expand our operations to successfully implement our business strategy. As we add marketing, sales and build our infrastructure, we expect that our operating expenses and capital requirements will increase. To effectively manage our growth, we must continue to expend funds to improve our operational, financial and management controls, and our reporting systems and procedures. In addition, we must effectively expand, train and manage our employee base. If we fail in our efforts to manage our internal growth, our prospects, revenue and profit margins may suffer.

WE MAY BE SUBJECT TO ADDITIONAL GOVERNMENTAL REGULATION.

We offer cars on a proprietary rent to buy program which our South African attorneys have advised us is not subject to regulation under the Banks Act or the National Credit Act. We believe this affords us substantial savings and is beneficial to our shareholders. If a court or government agency were to find that we were subject to these laws, it could substantially impair our financial results and our share value would likely suffer. We cannot assure you that such adverse findings will not be made in the future.

WE ARE TO ESTABLISH AND MAINTAIN REQUIRED DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROLS OVER FINANCIAL REPORTING AND TO MEET THE PUBLIC REPORTING AND THE FINANCIAL REQUIREMENTS FOR OUR BUSINESS.

Our management has a legal and fiduciary duty to establish and maintain disclosure controls and control procedures in compliance with the securities laws, including the requirements mandated by the Sarbanes-Oxley Act of 2002. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. Because we have limited resources, we may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting, and disclosure controls and procedures. In addition, the attestation process by our independent registered public accounting firm is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accounting firm. If we cannot assess our internal control over financial reporting as effective or provide adequate disclosure controls or implement sufficient control procedures, or our independent registered public accounting firm is is not expressly reporting on our internal controls and the lack of such report on such assessment, may cause investor confidence and share value may be negatively impacted. We currently do not have a sufficient number of management employees to establish adequate controls and procedures.

OUR OFFICERS HAVE NO EXPERIENCE IN MANAGING A PUBLIC COMPANY.

Our present officers have no previous experience in managing a United States public company and we do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

CONTROL BY MANAGEMENT

Our company is effectively controlled by management, specifically Hardie our Chairman of the Board, who owns 78.750,000 shares or 70% of our 112,500,000 issued and outstanding shares of common stock as of December 9, 2011. Accordingly, he will be able to elect our board of directors and control our corporate affairs for the foreseeable future.

RISKS RELATED TO COMMON STOCK

THE LARGE NUMBER OF SHARES ELIGIBLE FOR IMMEDIATE AND FUTURE SALES MAY DEPRESS THE PRICE OF OUR STOCK.

As of December 9, 2011 we had 112,500,000 shares of common stock outstanding. 33,750,00 shares are "free trading" and may serve to overhang the market and depress the price of our common stock.

ADDITIONAL FINANCINGS MAY DILUTE THE HOLDINGS OF OUR CURRENT SHAREHOLDERS.

In order to provide capital for the operation of the business, we may enter into additional financing arrangements. These arrangements may involve the issuance of new shares of common stock, debt securities that are convertible into common stock or warrants for the purchase of common stock. Any of these items could result in a material increase in the number of shares of common stock outstanding, which would in turn result in a dilution of the ownership interests of existing common shareholders. In addition, these new securities could contain provisions, such as priorities on distributions and voting rights, which could affect the value of our existing common stock.

THERE IS CURRENTLY A LIMITED PUBLIC MARKET FOR OUR COMMON STOCK. FAILURE TO DEVELOP OR MAINTAIN A TRADING MARKET COULD NEGATIVELY AFFECT ITS VALUE AND MAKE IT DIFFICULT OR IMPOSSIBLE FOR YOU TO SELL YOUR SHARES.

Our common stock trades on the OTCBB under the Symbol VRIS. There has been a limited public market for our common stock and an active public market for our common stock may not develop. Failure to develop or maintain an active trading market could make it difficult for you to sell your shares or recover any part of your investment in us. Even if a market for our common stock does develop, the market price of our common stock may be highly volatile. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

CONTROLS AND PROCEDURES

(A) EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our Securities Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, as ours are designed to do, and management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

(B) CHANGES IN INTERNAL CONTROLS

There were no changes in our internal controls and procedures in internal control over financial reporting that occurred during the period covered by this report that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

NO DIVIDENDS

We never have paid any dividends on our common stock and we do not intend to pay any dividends in the foreseeable future.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements

          Victoria Internet Services Financial Services Financial Statements November 30, 2011 (unaudited)

          EAC  Financial  Statements  for the years ended  February 28, 2011 and
          2010.

          EAC Financial Statements for the six months ended August 31, 2011 and 2010 (unaudited)

     (b)  Pro-Forma Financial Information

          Pro-Forma Financial Statements August 31, 2011 and June 30, 2011 (unaudited)

          Pro Forma Financial Statements February 28, 2011 and December 31, 2010 (unaudited).

     (c)  Exhibits

          10.1 Agreement and Plan of Reorganization, by and among VICTORIA INTERNET SERVICES, INC., a Nevada corporation, Leon Golden and Earn-A-Car (PTY), LTD., a corporation organized under the laws of the Republic of South Africa. (Previously Filed)

          14.1 Code of Ethics (Previously Filed)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARN-A-CAR, INC.



By: /s/ John Storey, CEO
   -----------------------------------
   John Storey, CEO

Dated: August 28, 2012

                        VICTORIA INTERNET SERVICES, INC.

                              FINANCIAL STATEMENTS

                                NOVEMBER 30, 2011

                                    CONTENTS

Balance Sheets as of November 30, 2011 and February 28, 2011 (Unaudited)     F-1

Statements of Operations for the three and nine months ended
November 30, 2011 and 2010 (Unaudited)                                       F-2

Statements of Other Comprehensive Income (Loss)
for the three and nine months ended November 30, 2011 and 2010 (Unaudited)   F-3

Statement of Stockholders' Equity as of November 30, 2011 (Unaudited)        F-4

Statements of Cash Flows for the nine months ended
November 30, 2011 and 2010 (Unaudited)                                       F-5

Notes to the Financial Statements                                            F-6

                        VICTORIA INTERNET SERVICES, INC.
                           BALANCE SHEETS (UNAUDITED)
                     NOVEMBER 30, 2011 AND FEBRUARY 28, 2011

                                                                 November 30, 2011      February 28, 2011
                                                                 -----------------      -----------------
                                     ASSETS

Current Assets
  Cash and cash equivalents                                         $   164,616           $    69,480
  Receivables, net                                                       41,291                38,961
                                                                    -----------           -----------
Total Current Assets                                                    205,907               108,441
                                                                    -----------           -----------

Property and equipment, net                                              10,715                 9,607
                                                                    -----------           -----------
Revenue-earning vehicles, net                                         2,504,076             2,363,832
                                                                    -----------           -----------
Other Assets
  Loans to shareholders                                                 191,719                13,169
  Loan receivable                                                        13,477                16,682
                                                                    -----------           -----------
Total Other Assets                                                      205,196                29,851
                                                                    -----------           -----------

TOTAL ASSETS                                                        $ 2,925,894           $ 2,511,731
                                                                    ===========           ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current Liabilities
  Accounts payable                                                  $   173,848           $   220,402
  Accrued expenses                                                       20,188                21,032
  Current portion of leases payable                                     452,169               398,908
  Current portion of loans payable                                      329,911               201,162
                                                                    -----------           -----------
Total Current Liabilities                                               976,116               841,504
                                                                    -----------           -----------
Long-term Debt
  Loans from - shareholders                                                   0                97,878
  Leases payable                                                        660,156               241,474
  Loans payable                                                         681,068               898,840
                                                                    -----------           -----------
Total Long-term Debt                                                  1,341,224             1,238,192
                                                                    -----------           -----------
Total Liabilities                                                     2,317,340             2,079,696
                                                                    -----------           -----------
Stockholders' Equity
  Common stock, $0.0000001 par value, 250,000,000
   shares authorized, 233,750,000 shares issued and
   outstanding                                                               25                    60
  Additional paid in capital                                                 35                     0
  Accumulated other comprehensive (loss)                               (100,410)               (5,792)
  Retained earnings                                                     708,904               437,767
                                                                    -----------           -----------
Total Stockholders' Equity                                              608,554               432,035
                                                                    -----------           -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $ 2,925,894           $ 2,511,731
                                                                    ===========           ===========

                 See accompanying notes to financial statements.

                        VICTORIA INTERNET SERVICES, INC.
                      STATEMENTS OF OPERATIONS (UNAUDITED)
         FOR THE THREE AND NINE MONTHS ENDED NOVEMBER 30, 2011 AND 2010


                                           For the three      For the three        For the nine       For the nine
                                            months ended       months ended        months ended       months ended
                                            November 30,       November 30,        November 30,       November 30,
                                                2011               2010                2011               2010
                                            ------------       ------------        ------------       ------------
Revenues
  Vehicle rentals                           $   640,583        $   580,236          $ 1,870,343       $ 1,617,886
  Other                                           1,979              3,588                8,579             9,872
                                            -----------        -----------          -----------       -----------
Total Revenues                                  642,562            583,824            1,878,922         1,627,758
                                            -----------        -----------          -----------       -----------
Expenses
  Direct vehicle and operating                  203,293            308,172              713,157           753,351
  Vehicle depreciation and lease charges        155,913             51,699              452,466           103,699
  Selling, general and administrative           107,486             73,386              306,011           216,639
  Interest expense                               58,587             29,296              136,199            82,288
                                            -----------        -----------          -----------       -----------
Total Expenses                                  525,279            462,553            1,607,833         1,155,977
                                            -----------        -----------          -----------       -----------
Operating Income                                117,283            121,271              271,089           471,781

Other Income
  Interest income                                    47                 20                   48               113
                                            -----------        -----------          -----------       -----------

Net Income Before Provision for
 Income Taxes                                   117,330            121,291              271,137           471,894

Provision for Income Taxes                            0                  0                    0                 0

                                            -----------        -----------          -----------       -----------
Net Income                                  $   117,330        $   121,291          $   271,137       $   471,894
                                            ===========        ===========          ===========       ===========

Earnings per Share                          $      0.00        $    242.58          $      0.01       $    943.79
                                            ===========        ===========          ===========       ===========

Weighted Average Common Shares
 Outstanding                                 44,951,923                500           18,003,000               500
                                            ===========        ===========          ===========       ===========


                 See accompanying notes to financial statements.

                        VICTORIA INTERNET SERVICES, INC.
           STATEMENTS OF OTHER COMPREHENSIVE INCOME (LOSS) (UNAUDITED)
         FOR THE THREE AND NINE MONTHS ENDED NOVEMBER 30, 2011 AND 2010


                                          For the three        For the three         For the nine         For the nine
                                           months ended         months ended         months ended         months ended
                                           November 30,         November 30,         November 30,         November 30,
                                               2011                 2010                 2011                 2010
                                            ----------           ----------           ----------           ----------
Net Income                                  $  117,330           $  121,291           $  271,137           $  471,894
                                            ----------           ----------           ----------           ----------
Foreign Currency Translation
  Change in cumulative translation
   adjustment                                  (98,358)            (202,497)             (94,618)            (365,558)
                                            ----------           ----------           ----------           ----------

Total                                       $  (98,358)          $ (202,497)          $  (94,618)          $ (365,558)
                                            ==========           ==========           ==========           ==========


                 See accompanying notes to financial statements.

                        VICTORIA INTERNET SERVICES, INC.
                  STATEMENT OF STOCKHOLDERS' EQUITY (UNAUDITED)
                             AS OF NOVEMBER 30, 2011

                                                                         Accumulated
                                        Common stock                        Other          Retained
                                  --------------------      Paid in     Comprehensive      Earnings
                                  Shares        Amount      Capital     Income (Loss)      (Deficit)       Total
                                  ------        ------      -------     -------------      ---------       -----
Balance February 28, 2009              100     $    10      $    --      $   29,931       $(229,369)     $(199,428)

Gain (loss) on currency
 translation                            --          --           --         (41,796)             --        (41,796)

Net earnings                            --          --           --              --         266,416        266,416
                               -----------     -------      -------      ----------       ---------      ---------
Balance February 28, 2010              100          10           --         (11,865)         37,047         25,192

Common stock issued for
 cash at par                           400          50           --              --              --             50

Gain (loss) on currency
 translation                            --          --           --           6,073              --          6,073

Net earnings                            --          --           --              --         400,720        400,720
                               -----------     -------      -------      ----------       ---------      ---------
Balance, February 28, 2011             500          60           --          (5,792)        437,767        432,035

Gain (loss) on currency
 translation                            --          --           --         (94,618)             --        (94,618)

Reorganization adjustment      233,749,500         (35)          35              --              --             --

Net earnings                            --          --           --              --         271,137        271,137
                               -----------     -------      -------      ----------       ---------      ---------

Balance, November 30, 2011     233,750,000     $    25      $    35      $ (100,410)      $ 708,904      $ 608,554
                               ===========     =======      =======      ==========       =========      =========


                 See accompanying notes to financial statements.

                        VICTORIA INTERNET SERVICES, INC.
                      STATEMENTS OF CASH FLOWS (UNAUDITED)
              FOR THE NINE MONTHS ENDED NOVEMBER 30, 2011 AND 2010

                                                                  For the nine         For the nine
                                                                  months ended         months ended
                                                                  November 30,         November 30,
                                                                     2011                 2010
                                                                  ----------           ----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income and other comprehensive income                       $ 271,137            $ 471,894
  Adjustments to Reconcile Net Income (Loss) to Net
   Cash Provided by Operating Activities:
     Change in cumulative translation adjustment                    (94,618)            (365,558)
     Depreciation                                                   452,466              103,699
     Net losses from disposition of revenue-earning vehicles         17,569                    0
  Change in Assets and Liabilities:
     (Increase) decrease in receivables                              (2,330)              65,501
     Increase (decrease) in accounts payables                       (46,554)            (125,859)
     Increase (decrease) in accrued expenses                           (844)               1,195
                                                                  ---------            ---------
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES                         596,826              150,872
                                                                  ---------            ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Revenue-earning vehicles:
    Purchases                                                      (610,280)             (51,207)
    Proceeds from sales                                                   0                    0
  Property, equipment and software:
    Purchases                                                        (1,108)              (8,646)
    Proceeds from sales                                                   0                    0
  Loans extended                                                   (175,344)                   0
                                                                  ---------            ---------
CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES                 (786,732)             (59,853)
                                                                  ---------            ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                                      0                   50
  Proceeds from (Payments on) leases payable (net)                  471,943              326,166
  Proceeds from (Payments on) loans payable (net)                   (89,022)            (265,963)
  Proceeds from (Payments on) shareholder loans (net)               (97,879)            (112,202)
                                                                  ---------            ---------
CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES                  285,042              (51,949)
                                                                  ---------            ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS                            95,136               39,070
  Cash, beginning of period                                          69,480               31,274
                                                                  ---------            ---------
  Cash, end of period                                             $ 164,616            $  70,344
                                                                  =========            =========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest                                          $ 136,199            $  82,288
                                                                  =========            =========
  Cash paid for income taxes                                      $       0            $       0
                                                                  =========            =========

                 See accompanying notes to financial statements.

                        VICTORIA INTERNET SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 30, 2011

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS - Victoria Internet Services, Inc. was incorporated in the State of Nevada on October 9, 2009. The company was organized to operate as an online tax preparation service in the North American market. On December 7, 2011, prior to commencing those operations, the company has opted to change its business focus to the daily rental of vehicles in the South African market.

On December 7, 2011, a simultaneous execution and closing was held under an Agreement and Plan of Reorganization (the Plan"), by and among Victoria Internet Services, Inc. (the "Company" "us" "we" ), Leon Golden (our then principal shareholder) ("Golden") and Earn-A-Car (PTY), LTD., a corporation organized under the laws of the Republic of South Africa ("EAC") and Depassez Investments Ltd, a Seychelles corporation ("DPL"), owned by Graeme Hardie (our new principal shareholder) ("Hardie").

Under the Plan DPL acquired 78,500,000 shares of our common stock from Golden for $150,000 and the balance of Golden's 205,000,000 shares were submitted to the transfer agent for cancellation and DPI contributed all of the shares of EAC to the Company so that EAC became a wholly owned subsidiary of the Company and the business of the Company is now the business of EAC. Mr. Golden also resigned as an officer and director of the Company and John Storey ("Storey") and Hardie were elected as directors and Storey was appointed CEO and President with Hardie being appointed Chairman of the board.

EARN-A-CAR (PTY) LTD - The wholly owned subsidiary was incorporated in South Africa on July 2, 2005, and is primarily engaged in the business of the daily rental of vehicles to business and leisure customers through company-owned stores in the country of South Africa. On July 18, 2011, its name was changed from "EasyCars Rental and Sales (PTY) Ltd." to "Earn-A-Car (PTY) Ltd.".

BASIS OF PRESENTATION- The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and are presented in U.S. Dollars. In the opinion of management, all adjustments necessary in order for the financial statements to be not misleading have been reflected herein. The Company has selected a February 28 year end. These interim financial statements should be read in conjunction with the audited financial statements of the Company for the fiscal year ended February 28, 2011. The results of operations for the three and nine months ended November 30, 2011 may not be indicative of the results that may be expected for the full year.

ESTIMATES - The preparation of the Company's consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the consolidated financial statements. Actual results could differ materially from those estimates.

CASH AND CASH EQUIVALENTS - Cash and cash equivalents include cash on hand and on deposit, including highly liquid investments with initial maturities of three months or less. At November 30, 2011 and February 28, 2011 the Company had $164,616 and $69,480 in cash and cash equivalents, respectively.

ALLOWANCE FOR DOUBTFUL ACCOUNTS - An allowance for doubtful accounts is generally established during the period in which receivables are recorded. The allowance is maintained at a level deemed appropriate based on loss experience and other factors affecting collectability.

FINANCING ISSUE COSTS - Financing issue costs related to vehicle debt are deferred and amortized to interest expense over the term of the related debt using the effective interest method.

RECEIVABLES AND PAYABLES- Trade receivables and payables are measured at initial recognition at fair value, and are subsequently measured using the effective interest rate method of valuation. Appropriate allowances for estimated uncollectible receivable balances are recognized in profit or loss when there is evidence of impairment.

                        VICTORIA INTERNET SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 30, 2011

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE-EARNING   VEHICLES   AND   RELATED   VEHICLE   DEPRECIATION   EXPENSE  -
Revenue-earning vehicles are stated at cost, net of related discounts.

The Company must estimate what the residual values of these vehicles will be at the expected time of disposal to determine monthly depreciation rates. The estimation of residual values requires the Company to make assumptions regarding the age and mileage of the car at the time of disposal, as well as the general used vehicle auction market. The Company evaluates estimated residual values periodically, and adjusts depreciation rates accordingly, on a prospective basis.

Differences between actual residual values and those estimated by the Company result in a gain or loss on disposal and are recorded as an adjustment to depreciation expense. Actual timing of disposal either shorter or longer than the life used for depreciation purposes could result in a loss or gain on sale. Generally, the average holding term for vehicles is approximately 7 years.

PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost and are depreciated using principally the straight-line method over the estimated useful lives of the related assets. Estimated useful lives generally range from ten to thirty years for buildings and improvements and two to seven years for furniture and equipment. Leasehold improvements are amortized over the estimated useful lives of the related assets or leases, whichever is shorter. The average useful lives of fixed assets are as follows:

         Motor vehicles                     6 years
         Computer equipment                 3 years
         Computer software                  2 years
         Leased assets - motor vehicles     6 years

LONG-LIVED ASSETS - The Company reviews the value of long-lived assets, including software, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable based upon estimated future cash flows and records an impairment charge, equaling the excess of the carrying value over the estimated fair value, if the carrying value exceeds estimated future cash flows.

FOREIGN CURRENCY TRANSLATION - The Company's functional currency is the South African Rand, the translation into US dollars is the presentation bases of these financial statements. Foreign assets and liabilities are translated using the exchange rate in effect at the balance sheet date, and results of operations are translated using an average rate for the period. Translation adjustments are accumulated and reported as a component of accumulated other comprehensive income or loss.

REVENUE RECOGNITION - Revenues from vehicle rentals are recognized as earned on a daily basis under the related rental contracts with customers.

ADVERTISING COSTS - Advertising costs are primarily expensed as incurred. During the nine months ended November 30, 2011 and 2010, the Company incurred advertising expense of $9,714 and $7,454, respectively.

INCOME TAXES - The Company has provided for income taxes on its separate taxable income or loss and other tax attributes. Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. The Company has no tax liability in the United States.

EARNINGS PER SHARE - Basic earnings per share ("EPS") is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted EPS is based on the combined weighted average number of common shares and common share equivalents outstanding which include, where appropriate, the assumed exercise of options. There were no such common stock equivalents outstanding at November 30, 2011.

                        VICTORIA INTERNET SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 30, 2011

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

OTHER COMPREHENSIVE INCOME (LOSS) - Comprehensive income (loss) consists of net income (loss) and other gains and losses affecting stockholder's equity that, under GAAP, are excluded from net income (loss), including foreign currency translation adjustments, gains and losses related to certain derivative contracts, and gains or losses, prior service costs or credits, and transition assets or obligations associated with pension or other postretirement benefits that have not been recognized as components of net periodic benefit cost.

STOCK-BASED COMPENSATION- Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123 (R) (ASC 718). To date, the Company has not adopted a stock option plan and has not granted any stock options.

NEW ACCOUNTING STANDARDS - The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

2. REVENUE-EARNING VEHICLES

Revenue-earning vehicles consist of the following:

                                     November 30, 2011         February 28, 2011
                                     -----------------         -----------------
Revenue-earning vehicles               $ 3,420,868               $ 3,081,754
Less accumulated depreciation             (916,792)                 (717,922)
                                       -----------               -----------
                                       $ 2,504,076               $ 2,363,832
                                       ===========               ===========

Rent expense for vehicles leased under operating leases was $0 and $0 for the nine months ending November 30, 2011 and 2010, respectively, and is included in vehicle depreciation and lease charges, net.

3. PROPERTY AND EQUIPMENT

Major classes of property and equipment consist of the following:

                                     November 30, 2011         February 28, 2011
                                     -----------------         -----------------
Computer equipment                     $    10,038               $     9,385
Computer software                            3,236                     3,192
                                       -----------               -----------
                                            13,274                    12,577
Less accumulated depreciation               (2,559)                   (2,970)
                                       -----------               -----------
                                       $    10,715               $     9,607
                                       ===========               ===========

During 2011 and 2010, the Company recorded no provisions for the impairment of assets.

                        VICTORIA INTERNET SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 30, 2011

4. LOANS RECEIVABLE

At November 30, 2011, the Company has loans receivable from shareholders of $138,770 to Cobalt Capital, $30,551 to M. Du Plessis, and $22,398 to G. Yannakopoulos. At February 28, 2011, the Company has a loan receivable from a shareholder of $13,169 from M. Du Plessis. These are short-term loans expected to be collected within 90 days.

At November 30, 2011 and February 28, 2011, the Company has a receivable due under a settlement agreement with a former employee with a balance of $13,477 and $16,682, respectively. This loan is to be repaid with interest of 10% in 48 equal installments of about $425 beginning in March, 2011.

5. DEBT AND OTHER OBLIGATIONS

Debt and other obligations consist of the following:

                                                                 November 30, 2011     February 28, 2011
                                                                 -----------------     -----------------
Loan payable - individual - unsecured, interest bearing,           $   23,953             $   27,804
no fixed repayment terms

Loan payable - individual - unsecured, interest bearing,
no fixed repayment terms                                               59,885                 69,510

Loan payable - individual - unsecured, interest bearing,
no fixed repayment terms                                               82,043                 95,229

Loan payable - individual - unsecured, interest bearing,
no fixed repayment terms                                               94,780                110,013

Loan payable - other - unsecured, interest bearing, no
fixed repayment terms                                                 577,010                596,284

Loan payable - Jay & Jayendra (Pty) Ltd. Secured by                   143,725                166,824
company vehicles, bearing an interest rate of the prime
rate, payable within 12 months.  Guaranteed by a related
party, Cobalt Capital (Pty) Ltd.

Loan payable - other - unsecured, interest bearing, no
fixed repayment terms                                                  29,583                 34,338
                                                                   ----------             ----------
Total                                                              $1,010,979             $1,100,002

Current portion of loans payable                                      329,911                201,162
                                                                   ----------             ----------

Long-term portion of loans payable                                 $  681,068             $  898,840
                                                                   ==========             ==========

                        VICTORIA INTERNET SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 30, 2011

5. DEBT AND OTHER OBLIGATIONS (CONTINUED)

Expected maturities of debt and other obligations outstanding at November 30, 2011 are as follows:

                                  Loan Amounts     Lease Amounts         Total
                                  ------------     -------------      ----------

Year ending November 30, 2012      $  329,911       $  452,169        $  782,080
Year ending November 30, 2013              --          351,938           351,938
Year ending November 30, 2014              --          245,860           245,860
Year ending November 30, 2015              --           62,357            62,357
Year ending November 30, 2016              --               --                --
Thereafter                            681,068               --           681,068
                                   ----------       ----------        ----------
      Total                        $1,010,979       $1,112,324        $2,123,303
                                   ==========       ==========        ==========

6. PROVISION FOR INCOME TAXES

The Company has no obligation for any federal or state income taxes in the United States. Further, no provision has been made for taxes in South Africa for 2011 nor 2010 because the taxable losses and loss carryovers exceed the income in those years.

7. EQUITY

On November 14, 2011 the Company filed a certificate of amendment to the articles of incorporation which caused a 50 for 1 forward common stock split and an increase in authorized common shares to 250,000,000. As of November 30, 2011 and February 28, 2011 there were 233,750,000 and 500 common shares outstanding, respectively.

The Company is authorized to issue 20,000,000 preferred shares of stock. As of November 30, 2011 and February 28, 2011 there were no (0) shares outstanding.

8. COMMITMENTS AND CONTINGENCIES OPERATING LEASES

The Company operates from various leased premises under operating leases with terms up to 5 years. Some of the leases contain renewal options. No contingent rent is payable.

Expenses incurred under operating leases for the period were as follows:

                                                November 30,
                                     --------------------------------
                                       2011                    2010
                                     --------                --------
Operating leases:
  Premises                           $  6,487                $  6,688
  Motor vehicles                        6,965                   6,723
                                     --------                --------
                                     $ 13,452                $ 13,411
                                     ========                ========

                        VICTORIA INTERNET SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 30, 2011

8. COMMITMENTS AND CONTINGENCIES (CONTINUED)

Future minimum rentals and fees under non-cancelable operating leases for the 12 month periods are presented in the following table:

November 30, 2012                    $ 62,748
November 30, 2013                    $ 62,748
November 30, 2014                    $ 62,748
November 30, 2015                    $ 62,748
November 30, 2016                    $ 62,748

At  November  30,  2011,  the  Company  had  no  outstanding   vehicle  purchase
commitments over the next twelve months.

9.     RELATED PARTY TRANSACTIONS

The Company engages in activities with parties who hold ownership in the Company. The Company borrows funds from related parties and pays consulting fees to related parties. The related party transactions are as follows:

                                                November 30,       February 28,
                                                   2011                2011
                                                 --------            --------
Loans payable to shareholders:
  Cobalt Capital (Pty) Ltd.                      $      0            $ 26,174
  G. Yannakopoulos                                      0              71,704
                                                 --------            --------
Total loans payable to related parties           $      0            $ 97,878
                                                 ========            ========
Loans receivable from shareholders
  Cobalt Capital (Pty) Ltd.                      $138,771            $      0
  M. DuPlessis                                     30,551              13,169
  G. Yannakopoulos                                 22,397                   0
                                                 --------            --------
Total loans receivable from related parties      $191,719            $ 13,169
                                                 ========            ========
Consulting fees paid to related party
 Cobalt Capital (Pty) Ltd.                       $      0            $      0
                                                 ========            ========

10. SUBSEQUENT EVENTS

On December 7, 2011, a simultaneous execution and closing was held under an Agreement and Plan of Reorganization (the Plan"), by and among Victoria Internet Services, Inc. (the "Company" "us" "we" ), Leon Golden (our then principal shareholder) ("Golden") and Earn-A-Car (PTY), LTD., a corporation organized under the laws of the Republic of South Africa ("EAC") and Depassez Investments Ltd, a Seychelles corporation ("DPL"), owned by Graeme Hardie (our new principal shareholder) ("Hardie").

                        VICTORIA INTERNET SERVICES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 30, 2011

10. SUBSEQUENT EVENTS (CONTINUED)

Under the Plan DPL acquired 78,500,000 shares of our common stock from Golden for $150,000 and the balance of Golden's 205,000,000 shares were submitted to the transfer agent for cancellation and DPI contributed all of the shares of EAC to the Company so that EAC became a wholly owned subsidiary of the Company and the business of the Company is now the business of EAC. Mr. Golden also resigned as an officer and director of the Company and John Storey ("Storey") and Hardie were elected as directors and Storey was appointed CEO and President with Hardie being appointed Chairman of the board.

The Company has analyzed its operations subsequent to November 30, 2011 through January 12, 2012, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose.

                              EARN-A-CAR (PTY) LTD.

                (FORMERLY - EASYCARS RENTAL AND SALES (PTY) LTD.)

                              FINANCIAL STATEMENTS

                                FEBRUARY 28, 2011


                                    CONTENTS

Report of Independent Registered Public Accounting Firm                      F-1

Balance Sheets as of February 28, 2011 and 2010                              F-2

Statements of Operations for the years ended February 28, 2011 and 2010      F-3

Statements of Other Comprehensive Income (Loss) for the years ended
February 28, 2011 and 2010                                                   F-4

Statement of Stockholders' Equity as of February 28, 2011                    F-5

Statements of Cash Flows for the years ended February 28, 2011 and 2010      F-6

Notes to the Financial Statements                                            F-7

Silberstein Ungar, PLLC CPAs and Business Advisors
--------------------------------------------------------------------------------
                                                            Phone (248) 203-0080
                                                              Fax (248) 281-0940
                                                30600 Telegraph Road, Suite 2175
                                                    Bingham Farms, MI 48025-4586
                                                                  www.sucpas.com


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Earn-A-Car (PTY) Ltd.
(formerly EasyCars Rental and Sales (PTY) Ltd.)
Benoni, South Africa

We have audited the accompanying balance sheets of Earn-A-Car (PTY) Ltd. (formerly EasyCars Rental and Sales (PTY) Ltd.) as of February 28, 2011 and 2010, and the related statements of operations, other comprehensive income
(loss), stockholders' equity (deficit), and cash flows for the years ended February 28, 2011 and 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Earn-A-Car (PTY) Ltd. (formerly EasyCars Rental and Sales (PTY) Ltd.) as of February 28, 2011 and 2010, and the results of their operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/ Silberstein Ungar, PLLC
------------------------------------
Silberstein Ungar, PLLC
Bingham Farms, Michigan
November 5, 2011

                              EARN-A-CAR (PTY) LTD.
                (FORMERLY - EASYCARS RENTAL AND SALES (PTY) LTD.)
                                 BALANCE SHEETS
                           FEBRUARY 28, 2011 AND 2010

                                                                       2011                 2010
                                                                    ----------           ----------
                                    ASSETS

Current Assets
  Cash and cash equivalents                                         $   69,480           $   31,274
  Receivables, net                                                      38,961               55,346
                                                                    ----------           ----------
Total Current Assets                                                   108,441               86,620
                                                                    ----------           ----------

Property and equipment, net                                              9,607                1,665
Revenue-earning vehicles, net                                        2,363,832            2,188,884

Other Assets
  Loans receivable - shareholders                                       13,169                    0
  Loan receivable                                                       16,682                    0
                                                                    ----------           ----------
Total Other Assets                                                      29,851                    0
                                                                    ----------           ----------

TOTAL ASSETS                                                        $2,511,731           $2,277,169
                                                                    ==========           ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Accounts payable                                                  $  220,402           $  292,784
  Accrued expenses                                                      21,032               15,406
  Current portion of leases payable                                    398,908              352,312
  Current portion of loans payable                                     201,162                    0
                                                                    ----------           ----------
Total Current Liabilities                                              841,504              660,501
                                                                    ----------           ----------
Long-term Debt
  Loans payable - shareholders                                          97,878              332,099
  Leases payable                                                       241,474              341,033
  Loans payable                                                        898,840              918,344
                                                                    ----------           ----------
Total Long-term Debt                                                 1,238,192            1,591,476
                                                                    ----------           ----------

Total Liabilities                                                    2,079,696            2,251,977
                                                                    ----------           ----------
Stockholders' Equity
  Common Stock, $.12 par value, 1,000 shares authorized,
   500 and 100 shares issued and outstanding, respectively                  60                   10
  Accumulated other comprehensive income (loss)                         (5,792)             (11,865)
  Retained earnings                                                    437,767               37,047
                                                                    ----------           ----------
Total Stockholders' Equity                                             432,035               25,192
                                                                    ----------           ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $2,511,731           $2,277,169
                                                                    ==========           ==========


                 See accompanying notes to financial statements.

                              EARN-A-CAR (PTY) LTD.
                (FORMERLY - EASYCARS RENTAL AND SALES (PTY) LTD.)
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED FEBRUARY 28, 2011 AND 2010

                                                      Year Ended          Year Ended
                                                     February 28,        February 28,
                                                         2011                2010
                                                      ----------          ----------
Revenues
  Vehicle rentals                                     $2,124,939          $2,019,805
  Other                                                   12,667              14,006
                                                      ----------          ----------
Total Revenues                                         2,137,606           2,033,811
                                                      ----------          ----------
Expenses
  Direct vehicle and operating                         1,068,370           1,073,202
  Vehicle depreciation and lease charges                 204,303             182,989
  Selling, general, and administrative                   370,474             415,698
  Interest expense                                        93,894              95,945
                                                      ----------          ----------
Total Expenses                                         1,737,041           1,767,834
                                                      ----------          ----------

Operating Income                                         400,565             265,977

Other Income
  Interest income                                            155                 439
                                                      ----------          ----------

Net Income Before Provision for Income Taxes             400,720             266,416

Provision for Income Taxes                                     0                   0
                                                      ----------          ----------

Net Income                                            $  400,720          $  266,416
                                                      ==========          ==========

Earnings per Share                                    $ 1,335.73          $ 2,664.16
                                                      ==========          ==========

Weighted Average Common Shares Outstanding                   300                 100
                                                      ==========          ==========


                 See accompanying notes to financial statements.

                             EARN-A-CAR (PTY) LTD.
               (FORMERLY - EASYCARS RENTAL AND SALES (PTY) LTD.)
                STATEMENTS OF OTHER COMPREHENSIVE INCOME (LOSS)
                 FOR THE YEARS ENDED FEBRUARY 28, 2011 AND 2010

                                                       Year Ended          Year Ended
                                                      February 28,        February 28,
                                                          2011                2010
                                                       ----------          ----------
Net Income                                             $  400,720          $  266,416
                                                       ----------          ----------
Foreign Currency Translation:
  Change in cumulative translation adjustment               6,073             (41,796)
                                                       ----------          ----------

Total                                                  $    6,073          $  (41,796)
                                                       ==========          ==========


                 See accompanying notes to financial statements.

                              EARN-A-CAR (PTY) LTD.
                (FORMERLY - EASYCARS RENTAL AND SALES (PTY) LTD.)
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED FEBRUARY 28, 2011 AND 2010

                                                               Accumulated
                                      Common stock                Other          Retained
                                  --------------------        Comprehensive      Earnings
                                  Shares        Amount        Income (Loss)      (Deficit)       Total
                                  ------        ------        -------------      ---------       -----
Balance, March 1, 2009              100        $   10           $  29,931       $(229,369)     $(199,428)

(Loss) on currency translation       --            --             (41,796)             --        (41,796)


Net income for the year              --            --                  --         266,416        266,416
                                 ------        ------           ---------       ---------      ---------

Balance, February 28, 2010          100            10             (11,865)         37,047         25,192

Common stock issued for
 cash at par                        400            50                  --              --             50

Gain on currency translation         --            --               6,073              --          6,073

Net income for the year              --            --                  --         400,720        400,720
                                 ------        ------           ---------       ---------      ---------

Balance, February 28, 2011          500        $   60           $  (5,792)      $ 437,767      $ 432,035
                                 ======        ======           =========       =========      =========


                 See accompanying notes to financial statements.

                              EARN-A-CAR (PTY) LTD.
                (FORMERLY - EASYCARS RENTAL AND SALES (PTY) LTD.)
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED FEBRUARY 28, 2011 AND 2010

                                                                        2011                 2010
                                                                     ----------           ----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income for the year                                            $  400,720           $  266,416
  Adjustments to Reconcile Net Income to Net Cash
   Provided by Operating Activities:
     Depreciation expense                                               206,757              183,419
     Net losses on dispositions of revenue-earning vehicles              66,386               51,649
  Changes in assets and liabilities:
     Decrease in receivables                                             16,386               19,226
     Increase (decrease) in accounts payable                            (72,382)             179,796
     Increase in accrued expenses                                         5,626                9,514
                                                                     ----------           ----------
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES                             623,493              710,020
                                                                     ----------           ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of revenue-earning vehicles                                (445,636)            (852,476)
  Purchases of property and equipment                                   (10,396)              (2,095)
  Loans extended                                                        (16,682)              14,715
                                                                     ----------           ----------
CASH FLOWS USED BY INVESTING ACTIVITIES                                (472,714)            (839,856)
                                                                     ----------           ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                                         50                    0
  Payments on leases payable (net)                                      (52,963)              18,997
  Payments of loans payable (net)                                       181,657              918,344
  Payments on loans payable - shareholders (net)                       (247,390)            (750,941)
                                                                     ----------           ----------
CASH FLOWS PROVIDED BY(USED IN) FINANCING ACTIVITIES                   (118,647)             186,399
                                                                     ----------           ----------

EXCHANGE RATE EFFECT ON CASH AND CASH EQUIVALENTS                         6,073              (41,796)
                                                                     ----------           ----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                38,205               14,767

Cash, beginning of period                                                31,274               16,508
                                                                     ----------           ----------

Cash, end of period                                                  $   69,480           $   31,274
                                                                     ==========           ==========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest                                             $   93,894           $   95,945
                                                                     ==========           ==========
  Cash paid for income taxes                                         $        0           $        0
                                                                     ==========           ==========


                 See accompanying notes to financial statements.

                              EARN-A-CAR (PTY) LTD.
                (FORMERLY - EASYCARS RENTAL AND SALES (PTY) LTD.)
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 28, 2011

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS - The Company, incorporated in South Africa on July 2, 2005, is primarily engaged in the business of the daily rental of vehicles to business and leisure customers through company-owned stores in the country of South Africa. On July 18, 2011, its name was changed from "EasyCars Rental and Sales
(PTY) Ltd." to "Earn-A-Care (PTY) Ltd.".

BASIS OF PRESENTATION- The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments necessary in order for the financial statements to be not misleading have been reflected herein. The Company has selected a February 28 year end.

ESTIMATES - The preparation of the Company's consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the consolidated financial statements. Actual results could differ materially from those estimates.

CASH AND CASH EQUIVALENTS - Cash and cash equivalents include cash on hand and on deposit, including highly liquid investments with initial maturities of three months or less. At February 28, 2011 and 2010 the Company had $69,480 and $31,274 of cash respectively.

ALLOWANCE FOR DOUBTFUL ACCOUNTS - An allowance for doubtful accounts is generally established during the period in which receivables are recorded. The allowance is maintained at a level deemed appropriate based on loss experience and other factors affecting collectability.

FINANCING ISSUE COSTS - Financing issue costs related to vehicle debt are deferred and amortized to interest expense over the term of the related debt using the effective interest method.

RECEIVABLES AND PAYABLES- Trade receivables and payables are measured at initial recognition at fair value, and are subsequently measured using the effective interest rate method of valuation. Appropriate allowances for estimated uncollectible receivable balances are recognized in profit or loss when there is evidence of impairment.

REVENUE-EARNING   VEHICLES   AND   RELATED   VEHICLE   DEPRECIATION   EXPENSE  -
Revenue-earning vehicles are stated at cost, net of related discounts.

The Company must estimate what the residual values of these vehicles will be at the expected time of disposal to determine monthly depreciation rates. The estimation of residual values requires the Company to make assumptions regarding the age and mileage of the car at the time of disposal, as well as the general used vehicle auction market. The Company evaluates estimated residual values periodically, and adjusts depreciation rates accordingly, on a prospective basis.

Differences between actual residual values and those estimated by the Company result in a gain or loss on disposal and are recorded as an adjustment to depreciation expense. Actual timing of disposal either shorter or longer than the life used for depreciation purposes could result in a loss or gain on sale. Generally, the average holding term for vehicles is approximately 7 years.

PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost and are depreciated using principally the straight-line method over the estimated useful lives of the related assets. Estimated useful lives generally range from ten to thirty years for buildings and improvements and two to seven years for furniture and equipment. Leasehold improvements are amortized over the estimated useful lives of the related assets or leases, whichever is shorter. The average useful lives of fixed assets are as follows:

         Motor vehicles                     6 years
         Computer equipment                 3 years
         Computer software                  2 years
         Leased assets - motor vehicles     6 years

                              EARN-A-CAR (PTY) LTD.
                (FORMERLY - EASYCARS RENTAL AND SALES (PTY) LTD.)
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 28, 2011

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LONG-LIVED ASSETS - The Company reviews the value of long-lived assets, including software, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable based upon estimated future cash flows and records an impairment charge, equaling the excess of the carrying value over the estimated fair value, if the carrying value exceeds estimated future cash flows.

FOREIGN CURRENCY TRANSLATION - The Company's functional currency is the South African Rand, the translation into US dollars is the presentation bases of these financial statements. Foreign assets and liabilities are translated using the exchange rate in effect at the balance sheet date, and results of operations are translated using an average rate for the period. Translation adjustments are accumulated and reported as a component of accumulated other comprehensive income or loss.

REVENUE RECOGNITION - Revenues from vehicle rentals are recognized as earned on a daily basis under the related rental contracts with customers.

ADVERTISING COSTS - Advertising costs are primarily expensed as incurred. The Company incurred advertising expense of $17,492 and $40,670, respectively.

INCOME TAXES - The Company has provided for income taxes on its separate taxable income or loss and other tax attributes. Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. The Company has no tax liability in the United States.

EARNINGS PER SHARE - Basic earnings per share ("EPS") is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted EPS is based on the combined weighted average number of common shares and common share equivalents outstanding which include, where appropriate, the assumed exercise of options. There were no such common stock equivalents outstanding during the years ended February 28, 2011 and 2010.

OTHER COMPREHENSIVE INCOME (LOSS) - Comprehensive income (loss) consists of net income (loss) and other gains and losses affecting stockholder's equity that, under GAAP, are excluded from net income (loss), including foreign currency translation adjustments, gains and losses related to certain derivative contracts, and gains or losses, prior service costs or credits, and transition assets or obligations associated with pension or other postretirement benefits that have not been recognized as components of net periodic benefit cost.

STOCK-BASED COMPENSATION- Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123 (R) (ASC 718). To date, the Company has not adopted a stock option plan and has not granted any stock options.

NEW ACCOUNTING STANDARDS - The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

2. REVENUE-EARNING VEHICLES
Revenue-earning vehicles consist of the following:

                                                2011                  2010
                                             ----------            ----------
Revenue-earning vehicles                     $3,081,754            $2,770,948
Less: accumulated depreciation                 (717,922)             (582,064)
                                             ----------            ----------
                                             $2,363,832            $2,188,884
                                             ==========            ==========

Rent expense for vehicles leased under operating leases was $16,287 and $24,007 for the years ended February 28, 2011and 2010, respectively, and is included in vehicle depreciation and lease charges, net.

                              EARN-A-CAR (PTY) LTD.
                (FORMERLY - EASYCARS RENTAL AND SALES (PTY) LTD.)
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 28, 2011

3. PROPERTY AND EQUIPMENT

Major classes of property and equipment consist of the following:

                                                     2011               2010
                                                   --------           --------
Computer equipment                                 $  9,385           $  2,124
Computer software                                     3,192                  0
                                                   --------           --------
                                                     12,577              2,124
Less: accumulated depreciation and amortization      (2,970)              (459)
                                                   --------           --------
                                                   $  9,607           $  1,665
                                                   ========           ========

During 2011 and 2010, the Company recorded no provisions for the impairment of assets.

4. LOAN RECEIVABLE

At February 28, 2011, the Company has a $16,682 receivable due under a settlement agreement with a former employee. This loan is to be repaid with interest of 10% in 48 equal installments of about $425 beginning in March 2011.

5. DEBT AND OTHER OBLIGATIONS

Debt and other obligations consist of the following:

                                                                      2011                2010
                                                                   ----------          ----------
Loan payable - individual - unsecured, interest bearing,
no fixed repayment terms                                           $   27,804          $        0

Loan payable - individual - unsecured, interest bearing,
no fixed repayment terms                                               69,510                   0

Loan payable - individual - unsecured, non-interest bearing,
no fixed repayment terms                                               95,229                   0

Loan payable - individual - unsecured, non-interest bearing,
no fixed repayment terms                                              110,013                   0

Loan payable - other-unsecured, non-interest bearing,
no fixed repayment terms                                              596,284             918,344

Loan payable - Jay & Jayendra (Pty) Ltd. - secured by company vehicles, bearing an interest rate of the prime rate, payable within twelve months. Guaranteed by a related party, Cobalt
Capital (Pty) Ltd.                                                    166,824                   0

Loan payable - individual - unsecured, interest bearing,
payable within twelve months                                           34,338                   0
                                                                   ----------          ----------
Total                                                               1,100,002             918,344

Less: current portion of loans payable                                201,162                   0
                                                                   ----------          ----------
Long-term portion of loans payable                                 $  898,840          $  918,344
                                                                   ==========          ==========

                              EARN-A-CAR (PTY) LTD.
                (FORMERLY - EASYCARS RENTAL AND SALES (PTY) LTD.)
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 28, 2011

5. DEBT AND OTHER OBLIGATIONS (CONTINUED)

Expected maturities of debt and other obligations outstanding at February 28, 2011 are as follows:

                                   Loan Amounts        Leases           Total
                                   ------------      ----------       ----------
Year ended February 29, 2012        $  201,162       $  398,908       $  600,070
Year ended February 28, 2013                 0          134,324          134,324
Year ended February 28, 2014                 0           90,261           90,261
Year ended February 28, 2015                 0           16,890           16,890
Year ended February 29, 2016                 0                0                0
Thereafter                             898,840                0          898,840
                                    ----------       ----------       ----------
     Total                          $1,100,002       $  640,382       $1,740,385
                                    ==========       ==========       ==========

6. PROVISION FOR INCOME TAXES

The Company has no obligation for any federal or state income taxes in the United States. Further, no provision has been made for taxes in South Africa for 2011 nor 2010 because the taxable losses and loss carryovers exceeded the income in those years.

7. EQUITY

The Company is authorized to issue 1,000 common shares of stock.  As of February
28,  2011  and  2010  there  were  500  and  100  common   shares   outstanding,
respectively.

8. COMMITMENTS AND CONTINGENCIES OPERATING LEASES

The Company operates from various leased premises under operating leases with terms up to 5 years. Some of the leases contain renewal options. No contingent rent is payable.

Expenses incurred under operating leases for the period were as follows:

                                                        2011             2010
                                                     ----------       ----------
Operating leases:
  Premises                                           $   46,283       $   52,628
  Motor vehicles                                         16,465           25,599
                                                     ----------       ----------
                                                     $   62,748       $   78,227
                                                     ==========       ==========

Expected future minimum rentals and fees under non-cancelable operating leases for office premises and equipment are presented in the following table:

February 29, 2012                                       $62,748
February 28, 2013                                       $62,748
February 28, 2014                                       $62,748
February 28, 2015                                       $62,748
February 29, 2016                                       $62,748

At  February  28,  2011,  the  Company  had  no  outstanding   vehicle  purchase
commitments over the next twelve months.

                              EARN-A-CAR (PTY) LTD.
                (FORMERLY - EASYCARS RENTAL AND SALES (PTY) LTD.)
                          NOTES TO FINANCIAL STATEMENTS
                                FEBRUARY 28, 2011

9. RELATED PARTY TRANSACTIONS

The Company engages in activities with parties who hold ownership in the Company. The Company borrows funds from related parties and pays consulting fees to related parties. The related party transactions are as follows:

                                                   2011                2010
                                                ----------          ----------
Loans payable to shareholders:
  Cobalt Capital (Pty) Ltd.                     $   26,174          $  232,443
  M. DuPlessis                                           0              10,491
  G. Yannakopoulos                                  71,704              89,165
                                                ----------          ----------
Total loans payable to related parties          $   97,878          $  332,099
                                                ==========          ==========
Loans receivable from shareholders:
  M. DuPlessis                                  $   13,169          $        0
                                                ==========          ==========

10. SUBSEQUENT EVENTS

On October 12, 2011, the Company executed a letter of intent (the "LOI") with Victoria Internet Services, Inc. ("Victoria"), a Nevada, United States of America, corporation, where the company will sell all its shares to Victoria. Victoria in turn will issue additional shares. The LOI is subject to the parties' due diligence and the execution and delivery of a formal agreement. These events have not yet occurred.

The Company has analyzed its operations subsequent to February 28, 2011 through November 5, 2011, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose.

                              EARN-A-CAR (PTY) LTD.

                (FORMERLY - EASYCARS RENTAL AND SALES (PTY) LTD.)

                              FINANCIAL STATEMENTS

                                 AUGUST 31, 2011

                              EARN-A-CAR (PTY) LTD.

                (FORMERLY - EASYCARS RENTAL AND SALES (PTY) LTD.)

                                    CONTENTS

Balance Sheets as of August 31, 2011 and February 28, 2011 (Unaudited)       F-1

Statements of Operations for the three and six months ended
 August 31, 2011 and 2010 (Unaudited)                                        F-2

Statements of Other Comprehensive Income (Loss) for the three and
 six months ended August 31, 2011 and 2010 (Unaudited)                       F-3

Statement of Stockholders' Equity as of August 31, 2011 (Unaudited)          F-4

Statements of Cash Flows for the six months ended August 31, 2011
 and 2010 (Unaudited)                                                        F-5

Notes to the Financial Statements                                            F-6

                              EARN-A-CAR (PTY) LTD.
                (FORMERLY - EASYCARS RENTAL AND SALES (PTY) LTD.)
                           BALANCE SHEETS (UNAUDITED)
                      AUGUST 31, 2011 AND FEBRUARY 28, 2011

                                                                    August 31,          February 28,
                                                                       2011                 2011
                                                                    ----------           ----------
                                     ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                         $  120,822           $   69,480
  Receivables, net                                                      72,177               38,961
                                                                    ----------           ----------
      TOTAL CURRENT ASSETS                                             192,999              108,441
                                                                    ----------           ----------
Property and equipment, net                                             12,335                9,607
                                                                    ----------           ----------
Revenue-earning vehicles, net                                        2,597,691            2,363,832
                                                                    ----------           ----------
OTHER ASSETS
  Loans to shareholders                                                144,302               13,169
  Loan receivable                                                       15,835               16,682
                                                                    ----------           ----------
      TOTAL OTHER ASSETS                                               160,137               29,851
                                                                    ----------           ----------

      TOTAL ASSETS                                                  $2,963,162           $2,511,731
                                                                    ==========           ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

CURRENT LIABILITIES
  Accounts payable                                                  $  236,825           $  220,402
  Accrued expenses                                                           0               21,032
  Current portion of leases payable                                    398,908              398,908
  Current portion of loans payable                                     567,765              201,162
                                                                    ----------           ----------
      TOTAL CURRENT LIABILITIES                                      1,203,498              841,504
                                                                    ----------           ----------
LONG-TERM DEBT
  Loans from - shareholders                                                  0               97,878
  Leases payable                                                       616,568              241,474
  Loans payable                                                        553,514              898,840
                                                                    ----------           ----------
      TOTAL LONG-TERM DEBT                                           1,170,082            1,238,192
                                                                    ----------           ----------
      TOTAL LIABILITIES                                              2,373,580            2,079,696
                                                                    ----------           ----------
STOCKHOLDERS' EQUITY
  Common stock, $.12 par value, 1,000 shares authorized,                    60                   60
   500 shares issued and outstanding
  Accumulated other comprehensive income (loss)                         (2,052)              (5,792)
  Retained earnings                                                    591,574              437,767
                                                                    ----------           ----------
      TOTAL STOCKHOLDERS' EQUITY                                       589,582              432,035
                                                                    ----------           ----------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $2,963,162           $2,511,731
                                                                    ==========           ==========


                 See accompanying notes to financial statements.

                              EARN-A-CAR (PTY) LTD.
                (FORMERLY - EASYCARS RENTAL AND SALES (PTY) LTD.)
                      STATEMENTS OF OPERATIONS (UNAUDITED)
           FOR THE THREE AND SIX MONTHS ENDED AUGUST 31, 2011 AND 2010

                                                     For the Three        For the Three       For the Six         For the Six
                                                     Months Ended         Months Ended        Months Ended        Months Ended
                                                      August 31,           August 31,          August 31,          August 31,
                                                         2011                 2010                2011                2010
                                                      ----------           ----------          ----------          ----------
REVENUES
  Vehicle rentals                                     $  632,729           $  500,728          $1,229,760          $1,037,650
  Other                                                   (9,220)               3,462               6,600               6,284
                                                      ----------           ----------          ----------          ----------
TOTAL REVENUES                                           623,509              504,189           1,236,360           1,043,935
                                                      ----------           ----------          ----------          ----------
EXPENSES
  Direct vehicle and operating                           235,150              233,190             509,864             445,179
  Vehicle depreciation and lease charges                 157,743               28,422             296,553              52,000
  Selling, general and administrative                     94,062               65,824             198,525             143,253
  Interest expense                                        41,520               26,473              77,612              52,992
                                                      ----------           ----------          ----------          ----------
TOTAL EXPENSES                                           528,476              353,909           1,082,554             693,424
                                                      ----------           ----------          ----------          ----------
Operating Income                                          95,033              150,280             153,806             350,511

OTHER INCOME
  Interest income                                              1                   66                   1                  93
                                                      ----------           ----------          ----------          ----------
Net Income Before Provision for Income Taxes              95,034              150,346             153,807             350,604
Provision for Income Taxes                                     0                    0                   0                   0
                                                      ----------           ----------          ----------          ----------

NET INCOME                                            $   95,034           $  150,346          $  153,807          $  350,604
                                                      ==========           ==========          ==========          ==========

Earnings per Share                                    $   190.07           $ 1,503.46          $   307.61          $ 3,506.04
                                                      ==========           ==========          ==========          ==========

Weighted Average Common Shares Outstanding                   500                  100                 500                 100
                                                      ==========           ==========          ==========          ==========


                 See accompanying notes to financial statements.

                              EARN-A-CAR (PTY) LTD.
                (FORMERLY - EASYCARS RENTAL AND SALES (PTY) LTD.)
           STATEMENTS OF OTHER COMPREHENSIVE INCOME (LOSS) (UNAUDITED)
           FOR THE THREE AND SIX MONTHS ENDED AUGUST 31, 2011 AND 2010

                                                   For the Three     For the Three     For the Six      For the Six
                                                   Months Ended      Months Ended      Months Ended     Months Ended
                                                     August 31,       August 31,        August 31,       August 31,
                                                       2011              2010              2011             2010
                                                    ----------        ----------        ----------       ----------
NET INCOME                                          $   95,034        $  150,346        $  153,807       $  350,604
                                                    ----------        ----------        ----------       ----------
FOREIGN CURRENCY TRANSLATION
  Change in cumulative translation adjustment          (12,436)         (431,066)            3,740         (163,061)
                                                    ----------        ----------        ----------       ----------

TOTAL                                               $  (12,436)       $ (431,066)       $    3,740       $ (163,061)
                                                    ==========        ==========        ==========       ==========


                 See accompanying notes to financial statements.

                              EARN-A-CAR (PTY) LTD.
                (FORMERLY - EASYCARS RENTAL AND SALES (PTY) LTD.)
                  STATEMENT OF STOCKHOLDERS' EQUITY (UNAUDITED)
                              AS OF AUGUST 31, 2011

                                                                        Accumulated
                                                                           Other
                                              Common Stock             Comprehensive      Retained
                                         ----------------------           Income          Earnings
                                         Shares          Amount           (Loss)          (Deficit)          Total
                                         ------          ------           ------          ---------          -----
Balance February 28, 2009                     100      $       10       $   29,931       $ (229,369)      $ (199,428)

Gain (loss) on currency translation            --              --          (41,796)              --          (41,796)

Net earnings                                   --              --               --          266,416          266,416
                                       ----------      ----------       ----------       ----------       ----------
Balance February 28, 2010                     100              10          (11,865)          37,047           25,192

Common stock issued for cash at par           400              50               --               --               50

Gain (loss) on currency translation            --              --            6,073               --            6,073

Net earnings                                   --              --               --          400,720          400,720
                                       ----------      ----------       ----------       ----------       ----------
Balance, February 28, 2011                    500              60           (5,792)         437,767          432,035

Gain (loss) on currency translation            --              --            3,740               --            3,740

Net earnings                                   --              --               --          153,807          153,807
                                       ----------      ----------       ----------       ----------       ----------

Balance, May 31, 2011                         500      $       60       $   (2,052)      $  591,574       $  589,582
                                       ==========      ==========       ==========       ==========       ==========


                 See accompanying notes to financial statements.

                              EARN-A-CAR (PTY) LTD.
                (FORMERLY - EASYCARS RENTAL AND SALES (PTY) LTD.)
                      STATEMENTS OF CASH FLOWS (UNAUDITED)
                FOR THE SIX MONTHS ENDED AUGUST 31, 2011 AND 2010

                                                                      For the Six          For the Six
                                                                      Months Ended         Months Ended
                                                                       August 31,           August 31,
                                                                          2011                 2010
                                                                       ----------           ----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income and other comprehensive income                            $  157,547           $  187,543
  Adjustments to Reconcile Net Income (Loss) to Net Cash
   Provided by Operating Activities:
     Depreciation                                                         296,553               52,000
     Net losses from disposition of revenue-earning vehicles               20,076                    0
  Change in Assets and Liabilities:
     (Increase) decrease in receivables                                   (33,216)              72,402
     Increase (decrease) in accounts payables                              16,422             (184,810)
     Increase (decrease) in accrued expenses                              (21,032)                 776
                                                                       ----------           ----------
           CASH FLOWS PROVIDED BY OPERATING ACTIVITIES                    436,350              127,912
                                                                       ----------           ----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Revenue-earning vehicles:
    Purchases                                                            (550,489)                   0
    Proceeds from sales                                                         0               (8,813)
  Property, equipment and software:
    Purchases                                                              (2,728)              (9,282)
    Proceeds from sales                                                         0                    0
  Loans extended                                                         (130,285)                   0
                                                                       ----------           ----------
           CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES            (683,502)             (18,095)
                                                                       ----------           ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                                            0                    0
  Proceeds from (Payments on) leases payable (net)                        375,095             (102,488)
  Proceeds from (Payments on) loans payable (net)                          21,278               80,223
  Proceeds from (Payments on) shareholder loans (net)                     (97,879)             (66,063)
                                                                       ----------           ----------
           CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES             298,494              (88,328)
                                                                       ----------           ----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                  51,342               21,489
  Cash, beginning of period                                                69,480               31,274
                                                                       ----------           ----------

  Cash, end of period                                                  $  120,822           $   52,764
                                                                       ==========           ==========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest                                               $   77,612           $   26,473
                                                                       ==========           ==========
  Cash paid for income taxes                                           $        0           $        0
                                                                       ==========           ==========


                 See Accompanying Notes to Financial Statements.

                              EARN-A-CAR (PTY) LTD.
                (FORMERLY - EASYCARS RENTAL AND SALES (PTY) LTD.)
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2011


1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS - The Company, incorporated in South Africa on July 2, 2005, is primarily engaged in the business of the daily rental of vehicles to business and leisure customers through company-owned stores in the country of South Africa. On July 18, 2011, its name was changed from "EasyCars Rental and Sales
(PTY) Ltd." to "Earn-A-Car (PTY) Ltd.".

BASIS OF PRESENTATION- The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and are presented in U.S. Dollars. In the opinion of management, all adjustments necessary in order for the financial statements to be not misleading have been reflected herein. The Company has selected a February 28 year end. These interim financial statements should be read in conjunction with the audited financial statements of the Company for the fiscal year ended February 28, 2011. The results of operations for the three and six months ended August 31, 2011 may not be indicative of the results that may be expected for the full year.

ESTIMATES - The preparation of the Company's consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the consolidated financial statements. Actual results could differ materially from those estimates.

CASH AND CASH EQUIVALENTS - Cash and cash equivalents include cash on hand and on deposit, including highly liquid investments with initial maturities of three months or less. At August 31, 2011 and February 28, 2011 the Company had $120,822 and $69,480 in cash and cash equivalents, respectively.

ALLOWANCE FOR DOUBTFUL ACCOUNTS - An allowance for doubtful accounts is generally established during the period in which receivables are recorded. The allowance is maintained at a level deemed appropriate based on loss experience and other factors affecting collectability.

FINANCING ISSUE COSTS - Financing issue costs related to vehicle debt are deferred and amortized to interest expense over the term of the related debt using the effective interest method.

RECEIVABLES AND PAYABLES- Trade receivables and payables are measured at initial recognition at fair value, and are subsequently measured using the effective interest rate method of valuation. Appropriate allowances for estimated uncollectible receivable balances are recognized in profit or loss when there is evidence of impairment.

REVENUE-EARNING VEHICLES AND RELATED VEHICLE DEPRECIATION EXPENSE - Revenue-earning vehicles are stated at cost, net of related discounts.

The Company must estimate what the residual values of these vehicles will be at the expected time of disposal to determine monthly depreciation rates. The estimation of residual values requires the Company to make assumptions regarding the age and mileage of the car at the time of disposal, as well as the general used vehicle auction market. The Company evaluates estimated residual values periodically, and adjusts depreciation rates accordingly, on a prospective basis.

Differences between actual residual values and those estimated by the Company result in a gain or loss on disposal and are recorded as an adjustment to depreciation expense. Actual timing of disposal either shorter or longer than the life used for depreciation purposes could result in a loss or gain on sale. Generally, the average holding term for vehicles is approximately 7 years.

                              EARN-A-CAR (PTY) LTD.
                (FORMERLY - EASYCARS RENTAL AND SALES (PTY) LTD.)
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2011


1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost and are depreciated using principally the straight-line method over the estimated useful lives of the related assets. Estimated useful lives generally range from ten to thirty years for buildings and improvements and two to seven years for furniture and equipment. Leasehold improvements are amortized over the estimated useful lives of the related assets or leases, whichever is shorter. The average useful lives of fixed assets are as follows:

     Motor vehicles                     6 years
     Computer equipment                 3 years
     Computer software                  2 years
     Leased assets - motor vehicles     6 years

LONG-LIVED ASSETS - The Company reviews the value of long-lived assets, including software, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable based upon estimated future cash flows and records an impairment charge, equaling the excess of the carrying value over the estimated fair value, if the carrying value exceeds estimated future cash flows.

FOREIGN CURRENCY TRANSLATION - The Company's functional currency is the South African Rand, the translation into US dollars is the presentation bases of these financial statements. Foreign assets and liabilities are translated using the exchange rate in effect at the balance sheet date, and results of operations are translated using an average rate for the period. Translation adjustments are accumulated and reported as a component of accumulated other comprehensive income or loss.

REVENUE RECOGNITION - Revenues from vehicle rentals are recognized as earned on a daily basis under the related rental contracts with customers.

ADVERTISING COSTS - Advertising costs are primarily expensed as incurred. During the six months ended August 31, 2011 and 2010, the Company incurred advertising expense of $5,801 and $6,362, respectively.

INCOME TAXES - The Company has provided for income taxes on its separate taxable income or loss and other tax attributes. Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. The Company has no tax liability in the United States.

EARNINGS PER SHARE - Basic earnings per share ("EPS") is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted EPS is based on the combined weighted average number of common shares and common share equivalents outstanding which include, where appropriate, the assumed exercise of options. There were no such common stock equivalents outstanding during the years ended February 28, 2011 and 2010.

OTHER COMPREHENSIVE INCOME (LOSS) - Comprehensive income (loss) consists of net income (loss) and other gains and losses affecting stockholder's equity that, under GAAP, are excluded from net income (loss), including foreign currency translation adjustments, gains and losses related to certain derivative contracts, and gains or losses, prior service costs or credits, and transition assets or obligations associated with pension or other postretirement benefits that have not been recognized as components of net periodic benefit cost.

STOCK-BASED COMPENSATION- Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123 (R) (ASC 718). To date, the Company has not adopted a stock option plan and has not granted any stock options.

NEW ACCOUNTING STANDARDS - The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

                              EARN-A-CAR (PTY) LTD.
                (FORMERLY - EASYCARS RENTAL AND SALES (PTY) LTD.)
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2011


2. REVENUE-EARNING VEHICLES

Revenue-earning vehicles consist of the following:

                                               August 31,           February 28,
                                                  2011                  2011
                                               ----------            ----------
Revenue-earning vehicles                       $3,547,993            $3,081,754
Less accumulated depreciation                    (950,303)             (717,922)
                                               ----------            ----------

                                               $2,597,691            $2,363,832
                                               ==========            ==========


Rent expense for vehicles leased under operating leases was $8,144 and $12,004 for the six months ending August 31, 2011 and 2010, respectively, and is included in vehicle depreciation and lease charges, net.

3. PROPERTY AND EQUIPMENT

Major classes of property and equipment consist of the following:

                                               August 31,           February 28,
                                                  2011                  2011
                                               ----------            ----------
Computer equipment                             $    8,507            $    9,385
Computer software                                   3,828                 3,192
                                               ----------            ----------
                                                   12,335                12,577
Less accumulated depreciation                           0                (2,970)
                                               ----------            ----------

                                               $   12,335            $    9,607
                                               ==========            ==========


During 2011 and 2010, the Company recorded no provisions for the impairment of assets.

4. LOANS RECEIVABLE

At August 31, 2011, the Company has loans receivable from shareholders of $81,919 to Cobalt Capital, $28,531 to M. Du Plessis, and $33,852 to G. Yannakopoulos. At February 28, 2011, the Company has a loan receivable from a shareholder of $13,169 from M. Du Plessis. These are short-term loans expected to be collected within 90 days.

At August 31, 2011 and February 28, 2011, the Company has a receivable due under a settlement agreement with a former employee with a balance of $15,835 and $16,682, respectively. This loan is to be repaid with interest of 10% in 48 equal installments of about $425 beginning in March 2011.

                              EARN-A-CAR (PTY) LTD.
                (FORMERLY - EASYCARS RENTAL AND SALES (PTY) LTD.)
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2011


5. DEBT AND OTHER OBLIGATIONS

Debt and other obligations consist of the following:

                                                     August 31,     February 28,
                                                        2012            2012
                                                     ----------      ----------
Loan payable - individual - unsecured,
 interest bearing, no fixed repayment terms          $   28,343      $   27,804

Loan payable - individual - unsecured,
 interest bearing, no fixed repayment terms              70,855          69,510

Loan payable - individual - unsecured,
 interest bearing, no fixed repayment terms              97,071          95,229

Loan payable - individual - unsecured,
 interest bearing, no fixed repayment terms             112,141         110,013

Loan payable - other - unsecured,
 interest bearing, no fixed repayment terms             607,817         596,284

Loan payable - Jay & Jayendra (Pty) Ltd.
 Secured by company vehicles, bearing an interest
 rate of the prime rate, payable within 12 months
 Guaranteed by a related party, Cobalt Capital
 (Pty) Ltd.                                             170,051         166,824

Loan payable - other - unsecured,
 interest bearing, no fixed repayment terms              35,002          34,338
                                                     ----------      ----------
Total                                                $1,121,280      $1,100,002
                                                     ----------      ----------
Current portion of loans payable                        567,765         201,162
                                                     ----------      ----------

Long-term portion of loans payable                   $  553,515      $  898,840
                                                     ==========      ==========



Expected maturities of debt and other obligations outstanding at August 31, 2011 are as follows:

                                    Loan Amounts    Lease Amounts       Total
                                    ------------    -------------       -----
Year ending August 31, 2012          $  567,765      $  398,908      $  966,673
Year ending August 31, 2013                  --         268,205         268,205
Year ending August 31, 2014                  --         168,788         168,788
Year ending August 31, 2015                  --         179,575         179,575
Year ending August 31, 2016                  --              --              --
Thereafter                              553,515              --         553,515
                                     ----------      ----------      ----------

Total                                $1,121,280      $1,015,476      $2,136,756
                                     ==========      ==========      ==========

                              EARN-A-CAR (PTY) LTD.
                (FORMERLY - EASYCARS RENTAL AND SALES (PTY) LTD.)
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2011


6. PROVISION FOR INCOME TAXES

The Company has no obligation for any federal or state income taxes in the United States. Further, no provision has been made for taxes in South Africa for 2011 nor 2010 because the taxable losses and loss carryovers exceed the income in those years.

7. EQUITY

The Company is authorized to issue 1,000 common shares of stock. As of August 31, 2011 and February 28, 2011 there were 500 common shares outstanding.

8. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Company operates from various leased premises under operating leases with terms up to 5 years. Some of the leases contain renewal options. No contingent rent is payable.

Expenses incurred under operating leases for the period were as follows:

                                                             August 31,
                                                  -----------------------------
                                                    2011                 2010
                                                  --------             --------
Operating leases:
  Premesis                                        $  6,487             $  6,688
  Motor vehicles                                     6,965                6,723
                                                  --------             --------

                                                  $ 13,452             $ 13,411
                                                  ========             ========



Future minimum rentals and fees under non-cancelable operating leases for the 12 month periods are presented in the following table:

August 31, 2012                                   $ 62,748
August 31, 2013                                   $ 62,748
August 31, 2014                                   $ 62,748
August 31, 2015                                   $ 62,748
August 31, 2016                                   $ 62,748


At August 31, 2011, the Company had no outstanding vehicle purchase commitments over the next twelve months.

                              EARN-A-CAR (PTY) LTD.
                (FORMERLY - EASYCARS RENTAL AND SALES (PTY) LTD.)
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2011


9. RELATED PARTY TRANSACTIONS

The Company engages in activities with parties who hold ownership in the Company. The Company borrows funds from related parties and pays consulting fees to related parties. The related party transactions are as follows:

                                                     August 31,     February 28,
                                                        2011            2011
                                                      --------        --------
Loans payable to shareholders:
  Cobalt Capital (Pty) Ltd.                           $      0        $ 26,174
  G. Yannakopoulos                                           0          71,704
                                                      --------        --------

Total loans payable to related parties                $      0        $ 97,878
                                                      ========        ========
Loans receivable from shareholders
  Cobalt Capital (Pty) Ltd.                           $ 81,919        $      0
  M. DuPlessis                                          28,531          13,169
  G. Yannakopoulos                                      33,852               0
                                                      --------        --------

Total loans receivable from related parties           $144,302        $ 13,169
                                                      ========        ========
Consulting fees paid to related party
 Cobalt Capital (Pty) Ltd.                            $  1,062        $      0
                                                      ========        ========

10. SUBSEQUENT EVENTS

On October 12, 2011, the Company executed a letter of intent (the "LOI") with Victoria Internet Services, Inc. ("Victoria"), a Nevada, United States of America, corporation, where the company will sell all its shares to Victoria. Victoria in turn will issue additional shares. The LOI is subject to the parties' due diligence and the execution and delivery of a formal agreement. These events have not yet occurred.

The Company has analyzed its operations subsequent to August 31, 2011 through December 2, 2011, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION.

On October 12, 2011, Victoria Internet Services, Inc. ("the Company") executed a letter of intent with Earn-A-Car (PTY) LTD, a South African corporation ("EAC"). The LOI contemplates, among other things, the Company acquiring all of the issued and outstanding shares of Earn-a-Car from its shareholders, in exchange for 78,750,000 of the outstanding common shares of the Company and the cancellation of 121,250,000 of the outstanding shares of common stock. The transaction will be a reverse merger transaction with EAC being treated as the accounting acquirer and the Company as the accounting acquire. The historical financial statements and operations of the company will be that of EAC going forward and will also include the assets and liabilities and operational activities (primarily administrative) of the Company that remain.

The following unaudited pro forma combined balance sheets and income statements are based on historical financial statements of the companies. The unaudited pro forma combined financial statements are provided for information purposes only. The pro forma financial statements are not necessarily indicative of what the financial position or results of operations actually would have been had the acquisition been completed at the dates indicated below. In addition, the unaudited pro forma combined financial statements do not purport to project the future financial position or operating results of the combined company. The unaudited pro forma combined financial information has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. For pro forma purposes:

* The unaudited Pro Forma Combined Balance Sheets as of August 31, 2011 and June 30, 2011 combines the historical balance sheets of the companies as of the six months ended August 31, 2011 and June 30, 2011, giving effect to the acquisitions/mergers as if they had occurred at the beginning of the most recent year ended.

* The unaudited Pro Forma Combined Statements of Operations for the six months ended August 31, 2011 and June 30, 2011 combines the historical income statements of the companies for the indicated period, giving effect to the acquisitions/mergers as if they had occurred at the beginning of the most recent year ended.

These unaudited pro forma combined financial statements and accompanying notes should be read in conjunction with the separate unaudited financial statements of Victoria Internet Services, Inc. and Earn-A-Car (PTY) LTD as of and for the six months ended June 30, 2011 and August 31, 2011, respectively.

                        VICTORIA INTERNET SERVICES, INC.
                              EARN-A-CAR (PTY) LTD

                                TABLE OF CONTENTS

Pro Forma Combined Balance Sheets (Unaudited) as of August 31, 2011
 and June 30, 2011                                                             3

Pro Forma Combined Statements of Operations (Unaudited) for the six
 months ended August 31, 2011 and June 30, 2011                                4

Notes to the Pro Forma Adjustments                                             5

                        VICTORIA INTERNET SERVICES, INC.
                              EARN-A-CAR (PTY) LTD
                  PRO FORMA COMBINED BALANCE SHEETS (UNAUDITED)
                        AUGUST 31, 2011 AND JUNE 30, 2011

                                                                                    Victoria
                                                                   Earn-A-Car       Internet
                                                                   (PTY) Ltd.     Services, Inc.
                                                                    August 31,      June 30,       Pro Forma
                                                                      2011            2011        Adjustments      Total
                                                                   ----------      ----------     -----------    ----------
                                     ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                        $  120,822      $      745                    $  121,567
  Receivables, net                                                     72,177               0                        72,177
                                                                   ----------      ----------                    ----------
      TOTAL CURRENT ASSETS                                            192,999             745                       193,744
                                                                   ----------      ----------                    ----------
Property and equipment, net                                            12,335               0                        12,335
                                                                   ----------      ----------                    ----------
Revenue-earning vehicles, net                                       2,597,691               0                     2,597,691
                                                                   ----------      ----------                    ----------
OTHER ASSETS
  Loans receivable - shareholders                                     144,302               0                       144,302
  Loan receivable                                                      15,835               0                        15,835
                                                                   ----------      ----------                    ----------
      TOTAL OTHER ASSETS                                              160,137               0                       160,137
                                                                   ----------      ----------                    ----------

      TOTAL ASSETS                                                 $2,963,162      $      745                    $3,963,907
                                                                   ==========      ==========                    ==========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts payable                                                 $  236,825      $        0                    $  236,825
  Accrued expenses                                                          0               0                             0
  Loan from shareholder                                                     0          21,913                        21,913
  Current portion of leases payable                                   398,908               0                       398,908
  Current portion of loans payable                                    567,765               0                       567,765
                                                                   ----------      ----------                    ----------
      TOTAL CURRENT LIABILITIES                                     1,203,498          21,913                     1,225,411
                                                                   ----------      ----------                    ----------
LONG-TERM DEBT
  Loans payable - shareholders                                              0               0                             0
  Leases payable                                                      616,568               0                       616,568
  Loans payable                                                       553,514               0                       553,514
                                                                   ----------      ----------                    ----------
      TOTAL LONG-TERM DEBT                                          1,170,082               0                     1,170,082
                                                                   ----------      ----------                    ----------
      TOTAL LIABILITIES                                             2,373,580          21,913                     2,395,493
                                                                   ----------      ----------                    ----------
STOCKHOLDERS' EQUITY (DEFICIT)
                                                                                                    a(60)
  Common stock                                                             60               1        b(0)                 1
                                                                                                     a60
  Paid in capital                                                           0          26,749         b0             26,809
  Accumulated other comprehensive loss                                 (2,052)              0                        (2,052)
  Retained earnings (Accumulated deficit)                             591,574         (47,918)                      543,656
                                                                   ----------      ----------                    ----------
      TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                            589,582         (21,168)                      568,414
                                                                   ----------      ----------                    ----------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)         $2,963,162      $      745                    $2,963,907
                                                                   ==========      ==========                    ==========

              See accompanying notes to the Pro Forma adjustments.

                        VICTORIA INTERNET SERVICES, INC.
                              EARN-A-CAR (PTY) LTD
             PRO FORMA COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)
               SIX MONTHS ENDED AUGUST 31, 2011 AND JUNE 30, 2011

                                                                          Victoria
                                                        Earn-A-Car        Internet
                                                        (PTY) Ltd.     Services, Inc.
                                                        August 31,        June 30,       Pro Forma
                                                           2011             2011        Adjustments     Total
                                                        ----------       ----------     -----------   ----------
GROSS REVENUES                                          $1,236,360      $          0                 $  1,236,360

OPERATING EXPENSES                                       1,082,554             5,483                    1,088,037
                                                        ----------      ------------                 ------------
OPERATING INCOME (LOSS)                                    153,806            (5,483)                     148,323

OTHER INCOME (EXPENSE)                                           1                 0                            1
                                                        ----------      ------------                 ------------
NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES        153,807            (5,483)                     148,324

PROVISION FOR INCOME TAXES                                       0                 0                            0
                                                        ----------      ------------                 ------------

NET INCOME (LOSS)                                       $  153,807      $     (5,483)                $    148,324
                                                        ==========      ============                 ============

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                  500       233,750,000                  233,750,000
                                                        ==========      ============                 ============

NET INCOME (LOSS) PER SHARE                             $   307.61      $      (0.00)                $      (0.00)
                                                        ==========      ============                 ============

              See accompanying notes to the Pro Forma adjustments.

                        VICTORIA INTERNET SERVICES, INC.
                              EARN-A-CAR (PTY) LTD
                 NOTES TO THE PRO FORMA ADJUSTMENTS (UNAUDITED)


(a) Exchange of 78,750,000 shares of common stock of Victoria Internet Services, Inc. for 100% the issued and outstanding shares of Earn-A-Car (PTY) LTD.

(b) Cancellation of 112,250,000 shares of common stock of Victoria Internet Services, Inc.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION.

On October 12, 2011, Victoria Internet Services, Inc. ("the Company") executed a letter of intent with Earn-A-Car (PTY) LTD, a South African corporation ("EAC"). The LOI contemplates, among other things, the Company acquiring all of the issued and outstanding shares of Earn-a-Car from its shareholders, in exchange for 78,750,000 of the outstanding common shares of the Company and the cancellation of 121,250,000 of the outstanding shares of common stock. . The transaction will be a reverse merger transaction with EAC being treated as the accounting acquirer and the Company as the accounting acquire. The historical financial statements and operations of the company will be that of EAC going forward and will also include the assets and liabilities and operational activities (primarily administrative) of the Company that remain.

The following unaudited pro forma combined balance sheets and income statements are based on historical financial statements of the companies. The unaudited pro forma combined financial statements are provided for information purposes only. The pro forma financial statements are not necessarily indicative of what the financial position or results of operations actually would have been had the acquisition been completed at the dates indicated below. In addition, the unaudited pro forma combined financial statements do not purport to project the future financial position or operating results of the combined company. The unaudited pro forma combined financial information has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. For pro forma purposes:

* The unaudited Pro Forma Combined Balance Sheets as of February 28, 2011 and December 31, 2010 combines the historical balance sheets of the companies as of the years ended February 28, 2011 and December 31, 2010, giving effect to the acquisitions/mergers as if they had occurred at the beginning of the most recent year ended.

* The unaudited Pro Forma Combined Statements of Operations for the years ended February 28, 2011 and December 31, 2010 combines the historical income statements of the companies for the indicated period, giving effect to the acquisitions/mergers as if they had at the beginning of the most recent year ended.

* The unaudited Pro Forma Combined Balance Sheets as of February 28, 2010 and December 31, 2009 combines the historical balance sheets of the companies as of the years ended February 28, 2010 and December 31, 2009, giving effect to the acquisitions/mergers as if they had occurred at the beginning of the most recent year ended.

* The unaudited Pro Forma Combined Statements of Operations for the years ended February 28, 2010 and December 31, 2009 combines the historical income statements of the companies for the indicated period, giving effect to the acquisitions/mergers as if they had at the beginning of the most recent year ended.

These unaudited pro forma combined financial statements and accompanying notes should be read in conjunction with the separate audited financial statements of Victoria Internet Services, Inc. and Earn-A-Car (PTY) LTD as of and for the years ended February 28, 2011 and 2010 and December 31, 2010 and 2009, respectively.

                        VICTORIA INTERNET SERVICES, INC.
                              EARN-A-CAR (PTY) LTD

                                TABLE OF CONTENTS

Pro Forma Combined Balance Sheets (Unaudited) as of February 28, 2011
 and December 31, 2010                                                         3

Pro Forma Combined Statements of Operations (Unaudited) for the years
 ended February 28, 2011 and December 31, 2010                                 4

Pro Forma Combined Balance Sheets (Unaudited) as of February 28, 2010
 and December 31, 2009                                                         5

Pro Forma Combined Statements of Operations (Unaudited) for the years
 ended February 28, 2010 and December 31, 2009                                 6

Notes to the Pro Forma Adjustments                                             7

                        VICTORIA INTERNET SERVICES, INC.
                              EARN-A-CAR (PTY) LTD
                  PRO FORMA COMBINED BALANCE SHEETS (UNAUDITED)
                     FEBRUARY 28, 2011 AND DECEMBER 31, 2010

                                                                                  Victoria
                                                                  Earn-A-Car      Internet
                                                                  (PTY) Ltd.    Services, Inc.
                                                                 February 28,    December 31,      Pro Forma
                                                                     2011            2010         Adjustments      Total
                                                                 ------------    ------------     -----------   ------------
                                     ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                      $     69,480    $         68                   $     69,548
  Receivables, net                                                     38,961               0                         38,961
                                                                 ------------    ------------                   ------------
      TOTAL CURRENT ASSETS                                            108,441              68                        108,509
                                                                 ------------    ------------                   ------------
Property and equipment, net                                             9,607               0                          9,607
                                                                 ------------    ------------                   ------------
Revenue-earning vehicles, net                                       2,363,832               0                      2,363,832
                                                                 ------------    ------------                   ------------
OTHER ASSETS
  Loans receivable - shareholders                                      13,169               0                         13,169
  Loan receivable                                                      16,682               0                         16,682
                                                                 ------------    ------------                   ------------
      TOTAL OTHER ASSETS                                               29,851               0                         29,851
                                                                 ------------    ------------                   ------------

      TOTAL ASSETS                                               $  2,511,731    $         68                   $  2,511,799
                                                                 ============    ============                   ============

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts payable                                               $    220,402    $          0                   $    220,402
  Accrued expenses                                                     21,032           6,590                         27,622
  Loan from shareholder                                                     0           9,163                          9,163
  Current portion of leases payable                                   398,908               0                        398,908
  Current portion of loans payable                                    201,162               0                        201,162
                                                                 ------------    ------------                   ------------
      TOTAL CURRENT LIABILITIES                                       841,504          15,753                        857,257
                                                                 ------------    ------------                   ------------
LONG-TERM DEBT
  Loans payable - shareholders                                         97,878               0                         97,878
  Leases payable                                                      241,474               0                        241,474
  Loans payable                                                       898,840               0                        898,840
                                                                 ------------    ------------                   ------------
      TOTAL LONG-TERM DEBT                                          1,238,192               0                      1,238,192
                                                                 ------------    ------------                   ------------
      TOTAL LIABILITIES                                             2,079,696          15,753                      2,095,449
                                                                 ------------    ------------                   ------------
STOCKHOLDERS' EQUITY (DEFICIT)
                                                                                                     a(60)
  Common stock                                                             60               1         b(0)                 1
     `                                                                                                a60
  Paid in capital                                                           0          26,749          b0             26,809
  Accumulated other comprehensive loss                                 (5,792)              0                         (5,792)
  Retained earnings (Accumulated deficit)                             437,767         (42,435)                       395,332
                                                                 ------------    ------------                   ------------
      TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                            432,035         (15,685)                       416,350
                                                                 ------------    ------------                   ------------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)       $  2,511,731    $         68                   $  2,511,799
                                                                 ============    ============                   ============

              See accompanying notes to the Pro Forma adjustments.

                        VICTORIA INTERNET SERVICES, INC.
                              EARN-A-CAR (PTY) LTD
             PRO FORMA COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)
               YEARS ENDED FEBRUARY 28, 2011 AND DECEMBER 31, 2010

                                                                           Victoria
                                                          Earn-A-Car       Internet
                                                          (PTY) Ltd.     Services, Inc.
                                                          February 28,    December 31,       Pro Forma
                                                             2011            2010           Adjustments       Total
                                                          ----------      -----------       -----------     -----------
GROSS REVENUES                                            $2,137,606      $          0                     $  2,137,606

OPERATING EXPENSES                                         1,737,041            29,922                        1,766,963
                                                          ----------      ------------                     ------------
OPERATING INCOME (LOSS)                                      400,565           (29,922)                         370,643

OTHER INCOME (EXPENSE)                                           155                 0                              155
                                                          ----------      ------------                     ------------

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES          400,720           (29,922)                         370,798

PROVISION FOR INCOME TAXES                                         0                 0                                0
                                                          ----------      ------------                     ------------

NET INCOME (LOSS)                                         $  400,720      $    (29,922)                    $    370,798
                                                          ==========      ============                     ============

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                    300       209,770,550                      209,770,550
                                                          ==========      ============                     ============

NET INCOME (LOSS) PER SHARE                               $ 1,335.73      $      (0.00)                    $      (0.00)
                                                          ==========      ============                     ============

               See accompanying notes to the Pro Forma Adjustments.

                        VICTORIA INTERNET SERVICES, INC.
                              EARN-A-CAR (PTY) LTD
                  PRO FORMA COMBINED BALANCE SHEETS (UNAUDITED)
                     FEBRUARY 28, 2010 AND DECEMBER 31, 2009

                                                                                   Victoria
                                                                 Earn-A-Car        Internet
                                                                 (PTY) Ltd.      Services, Inc.
                                                                 February 28,     December 31,     Pro Forma
                                                                    2010             2009         Adjustments     Total
                                                                 ----------        ----------     -----------   ----------
                                     ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                      $   31,274        $   13,900                   $   45,174
  Receivables, net                                                   55,346                 0                       55,346
                                                                 ----------        ----------                   ----------
      TOTAL CURRENT ASSETS                                           86,620            13,900                      100,520
                                                                 ----------        ----------                   ----------
Property and equipment, net                                           1,665                 0                        1,665
                                                                 ----------        ----------                   ----------
Revenue-earning vehicles, net                                     2,188,884                 0                    2,188,884
                                                                 ----------        ----------                   ----------
OTHER ASSETS
  Loans receivable - shareholders                                         0                 0                            0
  Loan receivable                                                         0                 0                            0
                                                                 ----------        ----------                   ----------
      TOTAL OTHER ASSETS                                                  0                 0                            0
                                                                 ----------        ----------                   ----------

      TOTAL ASSETS                                               $2,277,169        $   13,900                   $2,291,069
                                                                 ==========        ==========                   ==========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts payable                                               $  292,784        $        0                   $  292,784
  Accrued expenses                                                   15,406             6,000                       21,406
  Loan from shareholder                                                   0               413                          413
  Current portion of leases payable                                 352,311                 0                      352,311
  Current portion of loans payable                                        0                 0                            0
                                                                 ----------        ----------                   ----------
      TOTAL CURRENT LIABILITIES                                     660,501             6,413                      666,914
                                                                 ----------        ----------                   ----------
LONG-TERM DEBT
  Loans payable - shareholders                                      332,099                 0                      332,099
  Leases payable                                                    341,033                 0                      341,033
  Loans payable                                                     918,344                 0                      918,344
                                                                 ----------        ----------                   ----------
      TOTAL LONG-TERM DEBT                                        1,591,476                 0                    1,591,476
                                                                 ----------        ----------                   ----------
      TOTAL LIABILITIES                                           2,251,977             6,413                    2,258,390
                                                                 ----------        ----------                   ----------

STOCKHOLDERS' EQUITY (DEFICIT)
                                                                                                    a(10)
  Common stock                                                           10                 1        b(0)                1
                                                                                                     a10
  Paid in capital                                                         0            19,999         b0            20,009
  Accumulated other comprehensive loss                              (11,865)                0                      (11,865)
  Retained earnings (Accumulated deficit)                            37,047           (12,513)                      24,534
                                                                 ----------        ----------                   ----------
      TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                           25,192             7,487                       32,679
                                                                 ----------        ----------                   ----------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)       $2,277,169        $   13,900                   $2,291,069
                                                                 ==========        ==========                   ==========

              See accompanying notes to the Pro Forma adjustments.

                        VICTORIA INTERNET SERVICES, INC.
                              EARN-A-CAR (PTY) LTD
             PRO FORMA COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)
               YEARS ENDED FEBRUARY 28, 2010 AND DECEMBER 31, 2009

                                                                              Victoria
                                                             Earn-A-Car       Internet
                                                             (PTY) Ltd.     Services, Inc.
                                                            February 28,     December 31,    Pro Forma
                                                                2010            2009        Adjustments      Total
                                                             ----------      ----------     -----------    ----------
GROSS REVENUES                                               $2,033,811      $       400                   $ 2,034,211

OPERATING EXPENSES                                            1,767,834           12,913                     1,780,747
                                                             ----------      -----------                   -----------
OPERATING INCOME (LOSS)                                         265,977          (12,513)                      253,464

OTHER INCOME (EXPENSE)                                              439                0                           439
                                                             ----------      -----------                   -----------
NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES             266,416          (12,513)                      253,903

PROVISION FOR INCOME TAXES                                            0                0                             0
                                                             ----------      -----------                   -----------

NET INCOME (LOSS)                                            $  266,416      $   (12,513)                  $   253,903
                                                             ==========      ===========                   ===========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                       100       91,566,250                    91,566,250
                                                             ==========      ===========                   ===========

NET INCOME (LOSS) PER SHARE                                  $ 2,664.16      $     (0.00)                  $     (0.00)
                                                             ==========      ===========                   ===========

               See accompanying notes to the Pro Forma adjustments.

                        VICTORIA INTERNET SERVICES, INC.
                              EARN-A-CAR (PTY) LTD
                 NOTES TO THE PRO FORMA ADJUSTMENTS (UNAUDITED)


(a) Exchange of 78,750,000 shares of common stock of Victoria Internet Services, Inc. for 100% of the issued and outstanding shares of Earn-A-Car (PTY) LTD.

(b) Cancellation of 121,250,000 shares of common stock of Victoria Internet Services, Inc.